UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

e.l.f. Beauty, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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E.L.F. BEAUTY

e.l.f.
e.l.f.
SKIN
KEYS
SOULCARE
LET ME GLOW
ILLUMINATING SERUM
SÉRUM ILLUMINATEUR
COUP D'ÉCLAT
WELL
PEOPLE

2022 proxy statement

e.l.f.
SKIN
HOLY HYDRATION!
FACE CREAM
with hyaluronic
acid + peptides

2022 PROXY STATEMENT

&

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS

August 25, 2022

8:30 a.m., Pacific time

Virtual Meeting

2022 Proxy Statement

2022 Proxy Statement

LETTER FROM OUR CHAIRMAN AND CEO

Dear Fellow Stockholders,

Our results in FY 2022 underscore e.l.f.’s core value proposition and deep connection with our consumers, as we again strengthened our market position. We closed this year delivering our thirteenth consecutive quarter of net sales growth. In FY 2022, we grew net sales by 23%, delivered $22 million in net income, and grew Adjusted EBITDA by 22%.

We also continued to gain market share, with 5.9% of the U.S. mass color cosmetics category according to Nielsen, up 25 basis points year-over-year. We were the only top five color cosmetics brand to post growth and gain share relative to pre-pandemic levels, by a wide margin.

Tarang Amin Chairman and CEO

We are particularly pleased with our performance given the dynamic environment we saw this past year – a period marked by the continued impacts of the pandemic, a global container imbalance, supply chain disruption and inflationary pressures. We commend the hard work of our team, who rose to the occasion and executed with excellence to drive our business.

We continue to be guided by our purpose – we stand with every eye, lip, face and paw. We have a deep commitment to diversity and inclusion that is exemplified by the diversity of both our employee base and our Board of Directors. In FY 2022, we achieved new milestones on our journey to deliver clean and sustainable products, and memorialized our commitment to transparent ESG practices with the launch of our social impact website on elfbeauty.com.

We believe we are well positioned to deliver stockholder value, while leading with purpose as we strive to make the best of beauty accessible for all.

We are pleased to invite you to attend our 2022 Annual Meeting of Stockholders. Your vote is important to us.

Thank you for your ongoing support of, and continued interest in, e.l.f. Beauty.

Sincerely,

1	2022 Proxy Statement

E.L.F. BEAUTY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

when	where	record date
August 25, 2022 at 8:30 a.m., Pacific time	Virtual Meeting meetnow.global/M9M72JX	July 6, 2022

items of business		voting recommendation

1.	Elect four Class III directors.	“FOR” all of the nominees

2.	Approve, on an advisory basis, the compensation of our named executive officers.	“FOR”

3.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.	“FOR”

4.	Transact other business that may properly come before the annual meeting.

YOUR VOTE IS VERY IMPORTANT! Make your vote count. Please cast your vote as soon as possible, even if you plan to attend the 2022 annual meeting. For information about registering, attending, and voting at the 2022 annual meeting, please see under the heading “Additional Information-Important Information Regarding the Virtual Meeting ” on page 75 of the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 25, 2022.

The Notice of Annual Meeting of Stockholders, Proxy Statement,and Annual Report on Form 10-K for the year ended March 31, 2022 are available at www.edocumentview.com/ELF. We are making the proxy statement and the form of proxy first available on or about July 13, 2022.

Vote by Internet	Vote by Phone	Vote by Mail*	Vote by Ballot
Access the website indicated on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.	Call the number on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.	Sign, date, and return the proxy card or voting instruction form in the postage-paid envelope. *if you requested paper materials	Attend the 2022 annual meeting and vote your shares using the online ballot.

By Order of the Board of Directors,

Scott Milsten General Counsel and Corporate Secretary Oakland, California July 13, 2022

2022 Proxy Statement	2

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

INTRODUCTION

Our Company

e.l.f. Beauty, Inc. (NYSE: ELF) (“e.l.f. Beauty” or “we”) is a multi-brand beauty company that offers inclusive, accessible, clean and cruelty-free cosmetics and skincare products at an extraordinary value.

•	WHO WE ARE. We are bold disruptors with a kind heart. We’re disrupting traditional beauty boundaries while leading with empathy, intention and an innate desire to empower people.

•	OUR MISSION. We build brands that disrupt industry norms, shape culture and connect communities through positivity, inclusivity and accessibility.

•	OUR PURPOSE. We stand with every eye, lip, face and paw.

We believe our ability to deliver 100% cruelty-free, clean, premium-quality products at accessible prices with broad appeal differentiates us in the beauty industry. We believe the combination of our innovation engine, core value proposition, digitally-led strategy, as well as our world-class team’s ability to execute with speed, has positioned us well to navigate a rapidly changing landscape in beauty.

Our Brands

Our family of brands includes e.l.f. Cosmetics, e.l.f. SKIN, Well People and Keys Soulcare. Our brands are available online and across leading beauty, mass-market and clean-beauty specialty retailers. We have strong relationships with our retail partners such as Walmart, Target, Ulta Beauty and other leading retailers that have enabled us to expand distribution both domestically and internationally.

Each of our brands is positioned to touch diverse consumer cohorts at different price points. Each brand has accessible pricing relative to its competitive set and furthers our mission of leading with positivity, inclusivity and accessibility.

Since 2004, e.l.f. Cosmetics has made the best of beauty accessible to every eye, lip and face. e.l.f. makes high-quality, prestige-inspired cosmetics at an extraordinary value and is proud to be 100% vegan, clean and cruelty-free.
Winning in skin the clean + kind way. Ingredient focused skincare for every eye, lip, face and skin concern. e.l.f. SKIN makes innovative formulas at an extraordinary value, always 100% vegan, clean and cruelty-free.
A clean beauty pioneer with 40 EWG VERIFIED™ products, Well People has raised the standard for high-performing, plant-powered and cruelty-free beauty and skincare since 2008. Founded on the principles of being derm-developed, super-clean, and planet minded, Well People is committed to inspiring wellness and mindful living.
Created by Alicia Keys and inspired by her own skincare journey and love of ancient beauty rituals, Keys Soulcare goes beyond skincare to truly care for the whole self-body, mind, and spirit. With an inclusive point of view, Keys Soulcare brings a new meaning to beauty and honors rituals through its line of dermatologist-developed, clean and cruelty-free offerings.

3	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Our Board and Our Team

Diverse and Highly Experienced Team

Our Board of Directors (our “Board”), management, and employees are highly experienced, with proven track records growing brand portfolios. At e.l.f. Beauty, we are committed to diversity, equity, and inclusion. We believe it is important that our team reflects the diverse consumers we serve. Our commitment to diversity, equity, and inclusion starts at the top with a highly skilled and diverse Board.

We are proud to be one of only 26 public companies in the U.S. where members of underrepresented demographic groups represent at least a third of the Board (out of nearly 4,500 public companies).(1) We’re also proud that our employee base, which is over 75% women, over 40% diverse, and over 65% millennial and Gen Z, is representative of the young, diverse consumers we serve.(2)

9 Directors		302 Employees
56% Women	33% Diverse	77% Women	67% Millennial/Gen Z	43% Diverse

1 of 26 Public Companies with	≥33% Underrepresented Demographic Groups on Board of Directors

(1)	Source: MSCI Inc., March 2022.
(2)	Employee demographic figures based on our employees as of March 31, 2022. Diversity percentage excludes our employees in China.

Strong, Independent, and Active Board

Our Board is actively engaged in overseeing the strategic direction of e.l.f. Beauty and is committed to acting in the best interests of e.l.f. Beauty and our stockholders. Our Board recognizes the importance of having the right mix of skills, expertise, and experience, and is committed to continuously reviewing its capabilities, structure, and ongoing member refreshment on behalf of our stockholders. To that end, six of our independent directors have joined our Board within the last six years with two joining since November 2020.

2022 Proxy Statement	4

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Highlights from FY 2022

$392 million	$22 million	$45 million	$75 million
Net Sales	Net Income	Adjusted Net Income (1)	Adjusted EBITDA (2)
+23%	$0.41	+23%	+22%
Growth	Earnings Per Share	Growth	Growth

5.9% market share (3)	+25 basis points	e.l.f. Cosmetics was the only top five color cosmetics brand to grow sales and market share vs. pre-COVID levels	#1 favorite teen brand (4)

(1)	See Annex A for a reconciliation of net income to Adjusted Net Income.
(2)	See Annex A for a reconciliation of net income to Adjusted EBITDA.
(3)	According to Nielsen xAOC 52 weeks ended March 26, 2022.
(4)	According to the Piper Sandler Semi-Annual Taking Stock With Teens® Survey, Spring 2022.

Strong Financial Results in a Dynamic Environment

Our results for the fiscal year ended March 31, 2022 (“FY 2022”) underscore e.l.f.’s core value proposition and deep connection with our consumers, as we strengthened our position in a dynamic environment. We grew net sales 23% in FY 2022, with Q4 marking our thirteenth consecutive quarter of net sales growth. e.l.f. Cosmetics continued to gain market share, with 5.9% of the U.S. mass color cosmetics category, up 25 basis points year-over-year. We were the only top five color cosmetics brand to post growth and gain share relative to pre-pandemic levels, by a wide margin.

5	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Continued Progress Against our Five Strategic Imperatives

In FY 2022, we continued our focus on executing our five strategic imperatives to create long-term value for our stockholders, highlights of which are discussed below:

Drive Brand Demand

•  We continued to find innovative ways to engage and entertain our community, moving far beyond traditional beauty boundaries.

•  We are a four-time TikTok billionaire, with our most recent “elfitup” hashtag challenge generating nearly 14 billion views.

•  We continued to deliver unexpected brand-on-brand partnerships with like-minded disruptors. Our latest limited-edition product collaboration with Dunkin’ generated almost five billion press impressions.

•  We increased our rank in Piper Sandler’s Semi-Annual Teens Survey to number one favorite cosmetics brand, up from number two last year and number four two years ago, reflecting our growing appeal with Gen Z.

•  Our brand-building efforts continued to win awards, including being named one of Beauty’s Most Powerful Brands, Best Performing Beauty Brand, and one of TikTok’s Culture Drivers, among many others.

Major Step-Up in Digital

•   e.l.f. Cosmetics remains the only top five mass color cosmetics brand with a direct-to-consumer site. In FY 2022, we launched a new mobile app, also becoming the only top five brand with a native mobile app.

•   FY 2022 digital consumption trends were up triple-digits on a two-year stack basis.

•  Digital channels drove 14% of our total consumption in FY 2022, as compared to 17% a year ago and 9% two years ago.

• e.l.f. Cosmetics’ Beauty Squad loyalty program grew to 2.9 million members, up 20% year-over-year.

2022 Proxy Statement	6

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Lead Innovation

•   e.l.f. Cosmetics had continued success in brushes, primers, concealers, brows and sponges, which make up approximately half of our sales. We have the number one or two position in all five core segments and drove double-digit sales growth in each, according to Nielsen.

•   We continue to deliver innovative, prestige-quality products at extraordinary prices. Major product launches in FY 2022 included Power Grip Primer, Camo Powder Foundation, Brow Lift and Glossy Lip Stain.

•   We unveiled e.l.f. SKIN as its own brand with refreshed branding and packaging. e.l.f. SKIN’s consumption was up 19% in FY 2022, outpacing skincare category growth of 8%, according to Nielsen.

•   We increased our rank in Piper Sandler’s Semi-Annual Teens Survey to the number 13 favorite skincare brand for teens, up from number 17 last year, reflecting our growing awareness with Gen Z.

Drive Productivity & Space Expansion with Retail Partners

•   e.l.f. Cosmetics maintained its industry-leading productivity on a sales per foot basis at both Walmart and Target, our two largest customers. We grew our sales with Target by over 20% in FY 2022 in the same footprint as FY 2021.

•   We earned space expansion in FY 2022 in the U.S. with Walmart and CVS, and in the United Kingdom with Boots and Superdrug.

•   We achieved new milestones internationally, which made up 11% of our net sales in FY 2022. e.l.f. Cosmetics was the only top 10 brand to post growth in United Kingdom mass cosmetics, and was the second fastest growing top 10 brand in Canada mass cosmetics, according to Nielsen.

7	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Deliver Cost Savings to Fuel Brand Investments

•   We delivered 22% growth in Adjusted EBITDA in FY 2022 while facing elevated transportation costs, inflationary pressures and foreign exchange headwinds.

•   Our operations team executed with excellence in a dynamic environment in FY 2022, sustaining in-stock rates around 95% against the backdrop of a global container imbalance and port congestion.

• We executed price increases to help mitigate the financial impact of increased transportation costs.

Executing our Transformation to a Multi-Brand Portfolio

In FY 2022, we continued to progress on our transformation to a multi-brand company with our portfolio of distinct, yet complementary brands.

We achieved new milestones with Well People, our plant-powered clean beauty brand that we acquired in 2020. In FY 2022, we launched the brand’s first skincare collection, featuring five products with dermatologist-developed formulas, clean and plant-powered ingredients, and sustainably sourced packaging cartons. We expanded shade ranges for some of Well People’s top-selling color cosmetics products to further the brand’s inclusivity. We also expanded our retailer footprint, launching Well People in-line in a subset of Ulta Beauty stores in Spring 2022.

We continued to accelerate trial and consumer awareness for Keys Soulcare, our internally developed lifestyle beauty brand that we launched in 2021 with Alicia Keys. In FY 2022, we expanded our product offerings, continuing the brand’s commitment to dermatologist-developed, clean and cruelty free formulations for the skin and soul, with products inspired by ancient beauty rituals. Keys Soulcare continues to elevate our global retail strategy. We launched the brand in Sephora Canada in Spring 2022 – marking e.l.f. Beauty’s first brand entry into Sephora.

2022 Proxy Statement	8

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Furthering our Environmental, Social and Governance Commitment and Initiatives

e.l.f. Beauty is led by its purpose—we stand with every eye, lip, face and paw. We are committed to creating a culture internally, and in the world around us, where all individuals are encouraged to express their truest selves, are empowered to succeed, and where we strive to do the right thing for people, the planet and our furry friends.

Consistent with our values and commitments, we took a number of steps in FY 2022 to further our environmental, social and governance (“ESG”) journey, including:

•

Enhanced ESG Policies and Disclosure. In June 2021, we launched a new social impact page of our website at www.elfbeauty.com/social-impact to memorialize our commitment to transparent ESG practices and communicate the many initiatives, programs and policies we’ve put in place to further our positive impact.(1)

•

Achieved Sustainability Milestone. In FY 2022, we celebrated a significant milestone on our sustainability journey—eliminating an estimated one million pounds of packaging waste since the inception of “Project Unicorn”. Project Unicorn was designed to elevate e.l.f. Cosmetics’ product assortment, presentation, and navigation on-shelf, and resulted in a significant streamlining in our packaging footprint. The elimination of packaging waste was achieved by removing secondary cartons, vacuum formed trays, and paper insert cards, and slimming down secondary packaging.

•

Committed to 100% Clean Beauty. In FY 2022, we committed to 100% clean beauty. While many of e.l.f.’s products were already clean, over the course of several months, our team reformulated over 350 SKUs. We now have over 1,600 ingredients that we don’t use across our portfolio of brands—above and beyond the number of ingredients restricted by the Food and Drug Administration and European Union Cosmetic Regulation.

•

Recognized for our Human Capital Investments. Our continued investments in our people and culture have positioned us as an employer of choice in both the beauty industry and our local communities. In FY 2022, we were recognized on the Fortune list of the Best Small and Medium Workplaces in Manufacturing and Production, as well as the Best Small and Medium Workplaces in New York.

•

Furthered our Understanding of our Environmental Footprint. In FY 2022, we began working with a third-party advisor to measure our greenhouse gas emissions, water usage, and waste data, with the goal of establishing a baseline toward future environmental strategy development.

(1)

Neither the social impact page of our website nor any other information contained on, or that can be accessed through, our website is incorporated by reference into, or constitutes a part of, this proxy statement.

9	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

OUR BOARD OF DIRECTORS

Proposal 1:	Election of Four Class III Directors
FOR ALL

Our Board unanimously recommends a vote “FOR” all of the nominees for Class III director.

Our Board believes we have the right directors to lead e.l.f. Beauty. Our nominees, who are all current members of our Board, have strong consumer products, retail, and marketing experience, senior leadership and public company board experience, and a deep understanding of our business.

What am I Voting On?

Stockholders are being asked to elect four Class III directors, each for a three-year term; however, in order to evenly distribute our directors across all classes, Ms. Daniele (if elected as a Class III director) will be reclassified by our Board as a Class II director immediately after election and serve a two-year term (rather than a three-year term).

What is the Required Vote?

The election of Class III directors will be determined by a plurality of the votes cast, meaning that the four nominees receiving the most “For” votes will be elected as Class III directors. “Withhold” votes and broker non-votes are not considered votes cast for this proposal and will have no effect on the election of Class III directors.

Who are the Nominees?

Our Board has nominated the following four individuals for election as Class III directors at the 2022 annual meeting. All of our nominees are current members of our Board.

Tarang Amin	Tiffany Daniele

•   Current Chairman and Chief Executive Officer of e.l.f. Beauty

•   Over 30 years of consumer products experience

•   Former President, Chief Executive officer of Schiff Nutrition International, Inc. (prior to acquisition, NYSE:SHF)

• Chief Financial Officer of Union Square Hospitality Group • Director since May 2022 • Audit Committee Financial Expert

2022 Proxy Statement	10

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Lori Keith	Beth Pritchard

•   Director since 2020

•   Portfolio Manager at Parnassus Investments; Former Vice President of Investment Banking at Deloitte & Touche Corporate Finance LLC

•   Nominating and Corporate Governance Committee Member

• Lead Independent Director • Director since 2017 • Former President and Chief Executive Officer of Bath + Body Works • Nominating and Corporate Governance Committee Chair

Each of the nominees has consented to being named as a nominee in this proxy statement and to serving as a Class III director (and with respect to Ms. Daniele, to serving as a Class II director upon reclassification) if elected.

Mr. Amin and Ms. Pritchard were previously elected to our Board by our stockholders in 2019. Ms. Keith was appointed to our Board in July 2020 to fill a vacancy on our Board created by an increase to the size of the Board; she is standing for election as a director by stockholders for the first time. Ms. Keith was recommended to our Nominating and Corporate Governance Committee and our Board by a security holder. Ms. Daniele was appointed to our Board in May 2022 to fill a vacancy on our Board created by the resignation of Richelle Parham; she is standing for election as a director by stockholders for the first time. Ms. Daniele was recommended to our Nominating and Corporate Governance Committee and our Board by Boardspan Inc., an independent director search firm engaged by the Nominating and Corporate Governance Committee.

If elected:

•

each of Mr. Amin, Ms. Keith, and Ms. Pritchard will serve until the 2025 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal; and

•

Ms. Daniele, upon reclassification by our Board, will serve until the 2024 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation, or removal.

If for any reason any nominee is unable or declines to serve at the time of the 2022 annual meeting, the persons named as proxies in the proxy card will have the authority to vote for substitute nominees, or vote to allow the vacancy created thereby to remain open until filled by our Board. Our Board has no reason to believe that any of the nominees will be unable or decline to serve as a director if elected.

What are the Qualifications of the Nominees?

The following pages contain a brief biography of each nominee and description of the relevant experiences, qualifications, attributes, and skills of each nominee that led the Nominating and Corporate Governance Committee and our Board to recommend that person as a nominee for director.

We have carefully evaluated the other forms of service of our nominees and determined that all of our nominees can commit the requisite time and attention to serve our stockholders’ interests. Additionally, none of our nominees are “over-boarded” according to thresholds of certain major institutional investors and proxy advisory firms, according to their respective voting policies.

For additional information about our nominees, please visit investor.elfbeauty.com/corporate-governance/board-of-directors.

11	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Nominees

Tarang Amin Chairman
Age: 57 Director since: 2014 Term ends: 2022 Committees: None Key qualifications:

Current Occupation and Select Prior Experience

•   Chief Executive Officer of e.l.f. Beauty since January 2014, Chairman of the Board since August 2015, and President of e.l.f. Beauty since March 2019.

•   President and Chief Executive Officer of Schiff Nutrition, Inc. (prior to acquisition, NYSE: SHF), a manufacturer of nutritional supplements, from March 2011 to January 2013 when it was acquired.

•   Vice President, General Manager, Litter, Food, and Charcoal Strategic Business Units, of The Clorox Company, a multinational manufacturer and marketer of consumer products, from April 2008 to February 2011.

Other Public Company Boards

•   Schiff Nutrition, Inc. (prior to acquisition, NYSE: SHF) from 2011 to 2013 when it was acquired.

Other Affiliations/Experience

•   Over 30 years of experience leading consumer products and retail businesses.

•   Member of the board of directors of Pharmavite LLC, a privately held dietary supplements company.

Education

•   B.A. in International Policy from Duke University.

•   M.B.A. from Duke University.

Consumer Products
Retail/Beauty
Corporate Governance
Brand/Marketing
Tech/Digital Media
Operations
Public Company Boards
Senior Leadership
M&A/Transactions

We believe Mr. Amin’s extensive experience leading consumer products and retail businesses provides him with the qualifications and skills to serve as a member of our Board.

2022 Proxy Statement	12

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Nominees

Tiffany Daniele
Age: 40 Independent Director since: 2022 Term ends: 2022 Committees: Audit Key qualifications:

Current Occupation and Select Prior Experience

•   Chief Financial Officer of Union Square Hospitality Group since October 2020.

•   Former Vice President of Financial Planning & Analysis at Cole Haan, Inc. from February 2020 to June 2020.

•   Former Vice President, Global Corporate Financial Planning & Analysis at Tapestry, Inc. (NTSE: TPR) from December 2017 to February 2020.

Other Affiliations/Experience/Information

•   Current Chief Financial Officer of USHG Acquisition Corp. (NYSE: HUGS), a special purpose acquisition corporation since 2020.

•   Over 10 years of experience working at luxury retail brands.

Education

•   B.A. in Commerce from University of Virginia.

Consumer Products
Retail/Beauty
Financial/Accounting
Corporate Governance
Senior Leadership
M&A/Transactions

We believe Ms. Daniele’s financial expertise and retail experience provide her with the qualifications and skills to serve as a member of our Board.

13	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Nominees

Lori Keith
Age: 53 Independent Director since: 2020 Term ends: 2022 Committees: NomGov Key qualifications:

Current Occupation and Select Prior Experience

•   Portfolio Manager of the Parnassus Mid Cap Fund at Parnassus Investments since 2008 and Director of Research at Parnassus Investments since 2020.

•   Senior Research Analyst at Parnassus Investments from 2005 to 2008.

•   Vice President of Investment Banking at Deloitte & Touche Corporate Finance from 2001 to 2003.

Other Affiliations/Experience/Information

•   Nearly 20 years of investing in consumer products and retail businesses.

•   Member of the leadership team of Parnassus Investments.

•   Former member of the board of trustees of The Athenian School (2019-2022).

Education

•   B.A. in Economics from the University of California, Los Angeles.

•   M.B.A. from Harvard Business School.

Financial/Accounting
Corporate Governance
Senior Leadership
M&A/Transactions

We believe Ms. Keith’s extensive financial and institutional investment experience, and expertise in ESG matters, provide her with the qualifications and skills to serve as a member of our Board.

2022 Proxy Statement	14

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Nominees

Beth Pritchard Lead Independent Director
Age: 75 Independent Director since: 2017 Term ends: 2022 Committees: NomGov (Chair) Key qualifications:

Current Occupation and Select Prior Experience

•   Principal and Strategic Advisor of Sunrise Beauty Studio, LLC, a beauty branding company, from 2009 to October 2017.

•   North American Advisor to M.H. Alshaya Co., a multinational retail franchise operator based in the Middle East, from 2008 to 2013.

•   President and CEO and subsequent Vice Chairman of Dean & DeLuca, Inc., a gourmet and specialty foods retailer, from 2006 to 2009.

•   President and Chief Executive Officer of Organized Living Inc., an organization products company, from 2004 to 2005.

•   Various executive positions with L Brands, Inc., a multinational apparel and retail company, from 1991 to 2003 (President and CEO of Bath & Body Works, CEO of Victoria’s Secret Beauty, and CEO of The White Barn Candle Company).

Other Public Company Boards

•   Loblaw Companies Limited (TSE: L), a food and pharmacy company (governance, employee development, nominating and compensation committee; and risk and compliance committee).

•   Cabela’s Inc. (prior to acquisition, NYSE: CAB), an outdoor products retailer, from 2011 to 2017 when it was acquired.

•   Vitamin Shoppe, Inc. (NYSE: VSI) from 2008 to 2018.

Other Affiliations/Experience/Information

•   Over 30 years of experience leading consumer products and retail businesses.

•   Former member of the boards of directors of numerous private companies.

•   2019 National Association of Corporate Directors Directorship 100 Honoree.

Education

•   B.A. in International Relations from the University of Wisconsin-Milwaukee.

•   M.B.A. from Marquette University.

Consumer Products
Retail/Beauty
Corporate Governance
Brand/Marketing
Operations
Public Company Boards
Senior Leadership
M&A/Transactions

We believe Ms. Pritchard’s extensive leadership experience in the retail and beauty industries provides her with the qualifications and skills to serve as a member of our Board.

15	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Continuing Directors

Lauren Cooks Levitan
Age: 56 Independent Director since: 2016 Term ends: 2024 Committees: Audit Key qualifications:

Current Occupation and Select Prior Experience

•   Chief Financial Officer of Faire Wholesale, Inc., an online wholesale marketplace company, since September 2019.

•   Chief Financial Officer of Fanatics, Inc., a retailer of licensed sports apparel and merchandise, from June 2015 to September 2019.

•   Co-Founder and Managing Partner of Moxie Capital LLC, a private equity firm, from January 2009 to May 2015.

Other Affiliations/Experience/Information

•   25 years of financial and accounting experience.

•   Member of the board of directors of Crew Knitwear, a privately held women and girls clothing company.

Education

•   B.A. in Political Science from Duke University.

•   M.B.A. from Stanford University Graduate School of Business.

Retail/Beauty
Financial/Accounting
Corporate Governance
Tech/Digital Media
Operations
Senior Leadership
M&A/Transactions

We believe Ms. Cooks Levitan’s extensive operational, financial and strategic experience across a variety of high-growth retail businesses provide her with the qualifications and skills to serve as a member of our Board.

2022 Proxy Statement	16

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Continuing Directors

Kenny Mitchell
Age: 46 Independent Director since: 2020 Term ends: 2024 Committees: Comp. Key qualifications:

Current Occupation and Select Prior Experience

•   Chief Marketing Officer of Snap, Inc., a camera and social media company, since June 2019.

•   Vice President, Brand Content and Engagement, at McDonald’s Corporation, a fast food company, from February 2018 to June 2019.

•   Head of Consumer Engagement at Gatorade (a division of PepsiCo, Inc., a global food and beverage company) from March 2015 to February 2018.

Other Affiliations/Experience/Information

•   Nearly 20 years of brand and marketing experience.

•   Member of the advisory board at The Tuck School of Business at Dartmouth.

•   Member of the board of the Sanford School.

•   Advisor to Overtime Elite, a professional basketball league for high schoolers.

Education

•   A.B. in Economics and Sociology from Dartmouth College.

•   M.B.A. from The Tuck School of Business at Dartmouth.

Consumer Products
Corporate Governance
Brand/Marketing
Tech/Digital Media
Senior Leadership

We believe Mr. Mitchell’s extensive experience in building iconic brands through innovative, fully-integrated and award-winning marketing programs provide him with the qualifications and skills to serve as a member of our Board.

17	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Continuing Directors

Kirk Perry
Age: 55 Independent Director since: 2016 Term ends: 2023 Committees: Comp. (Chair) Key qualifications:

Current Occupation and Select Prior Experience

•   President and Chief Executive Officer of Information Resources, Inc. (“IRI”), a data analytics and market research company, since May 2021.

•   President, Global Client and Agency Solutions at Google LLC, a technology company, from December 2013 to May 2021.

•   President, Global Family Care at The Procter & Gamble Company, a multinational consumer goods company, from May 2011 to December 2013.

Other Public Company Boards

•   The J. M. Smucker Company (NYSE: SJM), a branded food products manufacturer (executive compensation committee).

Other Affiliations/Experience/Information

•   24 years of consumer products experience with Procter & Gamble.

•   Member of the board of directors of the Hillerich & Bradsby Co. (Louisville Slugger), a sporting goods manufacturer, from September 2013 to August 2017.

•   Member of the boards of directors of several non-profit organizations.

Education

•   B.B.A. in Marketing and Finance from the University of Cincinnati.

Consumer Products
Corporate Governance
Brand/Marketing
Tech/Digital Media
Operations
Public Company Boards
Senior Leadership

We believe Mr. Perry’s extensive experience in marketing and brand management, operations, consumer products, technology and digital media, as well as his senior leadership positions with Google and Procter & Gamble and his service on another public company board and compensation committee provide him with the qualifications and skills to serve as a member of our Board.

2022 Proxy Statement	18

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Continuing Directors

Maureen Watson
Age: 54 Independent Director since: 2015 Term ends: 2023 Committees: NomGov Key qualifications:

Current Occupation and Select Prior Experience

•   Chief Product Officer of Madison Reed, Inc., a hair care and color company, since March 2015.

•   Senior Vice President, Merchandising, at Sephora USA, Inc., a cosmetics and personal care products retailer, from March 2013 to March 2015.

•   Senior Vice President, Global Sales and Merchandising of Lucky Brand Jeans, at Lucky Brand, Inc., a clothing company, from September 2010 to September 2011.

Other Affiliations/Experience/Information

•   Over 30 years of retail experience.

•   Member of the board of directors of the San Francisco AIDS Foundation.

Education

•   B.A. in Political Science and French from Middlebury College.

Consumer Products
Retail/Beauty
Corporate Governance
Brand/Marketing
Tech/Digital Media
Senior Leadership

We believe Ms. Watson’s extensive cosmetics, beauty, and consumer products experience as well as her experience in senior leadership roles at Madison Reed, Sephora, and Lucky Brand Jeans provide her with the qualifications and skills to serve as a member of our Board.

19	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Continuing Directors

Richard Wolford
Age: 77 Independent Director since: 2014 Term ends: 2024 Committees: Audit (Chair) Key qualifications:

Current Occupation and Select Prior Experience

•   Interim President and Chief Executive Officer of Diamond Foods, Inc., a packaged food company, from February 2012 to May 2012.

•   Chief Executive Officer and President of Del Monte Foods Company, a food production and distribution company, from 1997 to 2011 when it was acquired.

•   Chief Executive Officer of HK Acquisition Corp., a food industry investment manager, from 1988 to 1996.

•   President of Dole Packaged Foods, a division of Dole Food Company, Inc., a multinational agricultural company, from 1982 to 1987.

Other Public Company Boards

•   Schiff Nutrition, Inc. (prior to acquisition, NYSE: SHF) from 2011 to 2013 when it was acquired.

•   Del Monte Foods Company (Chairman) (prior to acquisition, NYSE: DLM) from 1997 to 2011 when it was acquired (chairman of the board of directors from 2000 to 2011).

Other Affiliations/Experience/Information

•   Over 30 years leading consumer products businesses.

•   Former and current member of the boards of directors of numerous private companies.

•   Chairman of the board of directors of the Grocery Manufacturers Association (“GMA”), from 2010 to 2011, resigning upon the sale of Del Monte Foods Company, and Vice Chairman of GMA from 2008 to 2010.

•   Member of the board of directors of Consumer Goods Forum, a global association of consumer-packaged goods companies, retailers, and manufacturers, during tenure as Chairman of GMA.

Education

•   B.A. in Economics from Harvard University.

Consumer Products
Financial/Accounting
Corporate Governance
Operations
Public Company Boards
Senior Leadership
M&A/Transactions

We believe Mr. Wolford’s extensive public company management, reporting, finance, and corporate governance experience, as well as deep knowledge of the consumer products industry, provide him with the qualifications and skills to serve as a member of our Board.

2022 Proxy Statement	20

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

About our Board

Membership and Key Attributes, Skills, and Experiences

				committee memberships
name	independent	age	years on board	audit	comp	nomgov
Tarang Amin—Chairman		57	8.4
Tiffany Daniele		40	0.2	Member
Lori Keith		53	2.0			Member
Lauren Cooks Levitan		56	5.9	Member
Kenny Mitchell		46	1.7		Member
Kirk Perry		55	5.8		Chair
Beth Pritchard—Lead Independent Director		75	4.7			Chair
Maureen Watson		54	6.9			Member
Richard Wolford		77	7.9	Chair
Percentage/Average	89%	57	4.8

Our commitment to diversity, equity, and inclusion starts at the top with a highly skilled and diverse Board. We believe diversity on our Board is important because a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process, enhances overall culture, and ultimately increases our capacity for long-term growth. We are proud to be one of only 26 public companies in the U.S. where members of underrepresented demographic groups represent at least one third of the Board (out of nearly 4,500 public companies).(1)

89% Independent	56% Women	33% Diverse	4.8 years Average Tenure	57 Average Age

1 of 26 Public Companies with	≥33% Underrepresented Demographic Groups on Board of Directors

(1)	Source: MSCI Inc., March 2022.

Currently, 78% of our Board self-identifies as a member of a diverse gender, racial, ethnic, or underrepresented group. Our directors self-identify as follows:

percentage of directors
American Indian or Alaska Native	—
Asian	22%
Black or African American	11%
Native Hawaiian or Other Pacific Islander	—
Hispanic, Latinx or Spanish Origin	—
White	67%
Male	44%
Female	56%

21	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Our directors bring a broad set of skills and experiences to our Board. Listed below are certain skills and experiences that we consider important for our directors to possess in light of our current business.

name	consumer products	retail/ beauty	financial/ accounting	corporate governance	brand/ marketing	tech/ digital media	operations	public company boards	senior leadership	m&a/ transactions
Tarang Amin
Tiffany Daniele
Lori Keith
Lauren Cooks Levitan
Kenny Mitchell
Kirk Perry
Beth Pritchard
Maureen Watson
Richard Wolford
	78%	56%	44%	100%	56%	56%	56%	44%	100%	67%

Director Independence

All of our directors, except Mr. Amin, are independent under NYSE listing standards, making our Board 89% independent.

Our Board has determined that Ms. Daniele, Ms. Keith, Ms. Cooks Levitan, Mr. Mitchell, Mr. Perry, Ms. Pritchard, Ms. Watson, and Mr. Wolford each qualifies as an independent director under NYSE listing standards. Mr. Amin is not considered independent because he is the Chief Executive Officer of e.l.f. Beauty.

NYSE’s independent director definition includes a series of objective tests, including that the director is not, and has not been within the last three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by NYSE listing standards, our Board has made an affirmative determination as to each independent director that he or she has no material relationship with e.l.f. Beauty (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). In making these determinations, our Board considered ownership of our common stock by each director and reviewed and discussed information provided by each director with regard to that director’s business and personal activities and relationships as they may relate to e.l.f. Beauty and our management.

There are no family relationships among any of our directors or executive officers.

The Role and Responsibilities of our Board

Our Board represents our stockholders’ interests and is responsible for furthering the long-term success and value of e.l.f. Beauty, consistent with our Board’s fiduciary duties to our stockholders. Our Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of e.l.f. Beauty.

In fulfilling this role, each director must exercise his or her good faith business judgment in the best interests of e.l.f. Beauty and our stockholders. We are committed to conducting our business in accordance with ethical business principles. Integrity and ethical behavior are core values of e.l.f. Beauty. Our Board provides the best example of these values and will reinforce their importance at appropriate times.

2022 Proxy Statement	22

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Our Board oversees the risk management process, while management oversees and manages risk on a daily basis. Our executive team provides regular reports to our Board on areas of material risk to e.l.f. Beauty, including operational, financial, legal, regulatory, and strategic risks. In addition, as part of its review of operational risk, our Board reviews cybersecurity risks facing e.l.f. Beauty, including the potential for breaches of our key information technology systems and the potential for breaches of our systems and processes relating to the protection of consumer and employee confidential information.

While our Board is ultimately responsible for risk oversight, each of our Board committees assists in fulfilling these oversight responsibilities. Their specific areas of responsibility are:

•	Audit Committee. The Audit Committee oversees management of risks relating to financial and internal controls. The Audit Committee also aids in the review of cybersecurity risks facing e.l.f. Beauty.

•	Compensation Committee. The Compensation Committee oversees the management of risks relating to the compensation of executive officers and employees.

•

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee oversees the management of risks related to the effectiveness of our Board, including succession planning for our Board, our overall governance and structure, and ESG matters.

To facilitate our Board’s oversight of our risk management process, the chair of each committee reports (or delegates to another committee member or to our General Counsel to report) on its activities to our full Board, which enables our Board and its committees to coordinate the risk oversight role and keep informed of any developments impacting our risk profile.

How our Board is Organized

Our Board currently consists of nine directors, with three classes of directors designated as Class I, Class II, and Class III. Each class of directors serves a staggered three-year term. At each annual meeting of stockholders, directors of the class whose term is expiring are elected for a term of three years. Our directors are currently classified as follows:

class I	term ends
Kirk Perry	2023
Maureen Watson	2023
Kenny Mitchell	2023

class II	term ends
Lauren Cooks Levitan	2024
Richard Wolford	2024

class III	term ends
Tarang Amin	2022
Tiffany Daniele(1)	2022
Lori Keith	2022
Beth Pritchard	2022

(1)

If elected to the Board at the 2022 annual meeting, Ms. Daniele will be reclassified by our Board as a Class II director (and serve a two-year term rather than a three-year term) in order for the directors to be evenly distributed across the three classes. The imbalance in the classes was created by the appointment of Ms. Daniele as a Class III director in May 2022 and the resignation of Richelle Parham, a Class II director, effective May 31, 2022.

23	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Board Leadership

name	position
Tarang Amin	Chairman
Kirk Perry	Chair of the Compensation Committee
Beth Pritchard	Lead Independent Director and Chair of the Nominating and Corporate Governance Committee
Richard Wolford	Chair of the Audit Committee

Our governance framework provides our Board with the discretion and flexibility to make determinations as needed to provide appropriate leadership for our Board. In making these determinations, our Board considers many factors, including the specific needs of the business and what is in the best interests of e.l.f. Beauty and our stockholders.

Our Board believes that our current Board leadership structure provides an effective balance between strong management leadership and appropriate safeguards and oversight by our independent directors.

Our Board encourages all directors to play an active role in overseeing our business. The non-management directors meet in executive session without management directors or management present on a regularly scheduled basis. These meetings allow non-management directors to discuss issues of importance to e.l.f. Beauty, including the business and affairs of e.l.f. Beauty as well as matters concerning management, without any member of management present.

Chairman. Mr. Amin, our Chief Executive Officer, currently serves as our Chairman. Our Board believes that having Mr. Amin serve as Chairman and Chief Executive Officer is important to our short- and long-term success as it provides certain synergies and efficiencies that enhance the functioning of our Board and, importantly, allows our Board to most effectively execute its role in overseeing business strategy.

As the director closest to our business, Mr. Amin is best able to identify many of the business issues that require the attention of our Board and, as Chairman, can best focus our directors’ attention on the most critical business matters. Further, in our Board’s experience, having Mr. Amin serve as both Chairman and Chief Executive Officer allows for timely and unfiltered communication with our Board on these critical business issues.

Lead Independent Director. When the roles of Chair of our Board and Chief Executive Officer are combined or the Chair is not an independent director (as defined under the NYSE listing standards), our independent directors appoint an independent director to serve as the Lead Independent Director. Ms. Pritchard currently serves as our Lead Independent Director.

Our Board believes that having a Lead Independent Director helps to ensure sufficient independence in Board leadership and provide effective independent functioning of our Board in its oversight and governance responsibilities. The Lead Independent Director performs the functions and duties provided in our Lead Independent Director Guidelines and as otherwise may be requested by our Board. Our Lead Independent Director Guidelines are periodically reviewed and updated by our Board and the Nominating and Corporate Governance Committee. A copy of our Lead Independent Director Guidelines is available on our investor relations website at investor.elfbeauty.com/corporate-governance/governance-guidelines.

Committee Chairs. Each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is led by a chair that is an independent director.

2022 Proxy Statement	24

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Below is a summary of the key responsibilities of our Board leadership positions:

role	key responsibilities
Chairman	• Presides over meetings of our Board.
• Sets the agendas and schedules for Board meetings in consultation with our Lead Independent Director.
• Consults and advises our Board and its committees on the business and affairs of e.l.f. Beauty.
• Performs such other duties as may be assigned by our Board.
Chief Executive Officer	• In charge of the daily affairs of e.l.f. Beauty, subject to the overall direction and supervision of our Board and its committees and subject to such powers as reserved by our Board.
Lead Independent Director	• Together with the Chairman and management, develops and approves Board meeting agendas and meeting schedules.
• Provides to our Board supplemental materials or information as advisable.
• Presides at executive sessions of the independent directors.
• Facilitates discussion and open dialogue among the independent directors.
• Serves as a liaison between the Chairman and management and the independent directors.
• Communicates to the Chairman and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by independent directors.
• In appropriate circumstances and in conjunction with our Board, makes himself or herself available for consultation and communication with our major stockholders.
• Provides the Chairman with feedback and counsel concerning the Chairman’s interactions with our Board.
• Performs such functions and duties set forth in the Lead Independent Director Guidelines.
Committee Chairs	• Preside over committee meetings.
• Set the agenda and schedules for committee meetings.
• Regularly report to the full Board on committee activities.

Board Committees

Our Board currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The primary responsibilities (and other details) of each committee are described below. These committees play a critical role in our governance and strategy, and each committee has access to management and the authority to retain independent advisers as it deems appropriate.

25	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Each committee operates pursuant to a written charter, which are available on our investor relations website at investor.elfbeauty.com/corporate-governance/board-committees. Each committee reviews and assesses its charter at least annually and recommends changes to our Board to reflect the evolving role of the committee.

Audit Committee

Current members: Richard Wolford (Chair) Lauren Cooks Levitan (2) Tiffany Daniele (2)	Independent (1):	🌑🌑🌑 3 out of 3	Four meetings held in FY 2022.
	Financially Literate (3):	🌑🌑🌑 3 out of 3	The Audit Committee Report is on page 73.

(1)	Each member of the Audit Committee meets the independence requirements of Securities and Exchange Commission (“SEC”) regulations and NYSE listing standards.

(2)	Designated as an “audit committee financial expert” by our Board within the meaning of SEC regulations.

(3)	Per NYSE’s financial literacy requirements.

Primary responsibilities:

•	Appoints, compensates, retains, and oversees the work of our independent auditors.

•	Assesses the qualification and independence of our independent auditors.

•	Oversees and reviews our financial and accounting controls and processes.
•	Oversees and evaluates the scope of the external and internal audit reviews and results.

•	Reviews and discusses with management our periodic reports and earnings releases.

•	As appropriate, initiates inquiries into aspects of our internal accounting controls and financial affairs.

Compensation Committee

Current members: Kirk Perry (Chair) Kenny Mitchell	Independent (1):	🌑🌑 2 out of 2	Six meetings held in FY 2022.
The Compensation Committee Report is on page 58.

(1)

Each member of the Compensation Committee meets the independence requirements of SEC regulations, the regulations of the Internal Revenue Code of 1986 (the “Internal Revenue Code”), and NYSE listing standards.

Primary responsibilities:

•	Reviews and sets the compensation of our executive officers.

•	Reviews and approves all employment, severance, and change in control arrangements with our executive officers.

The Compensation Committee has the authority to retain consultants and advisers as it may deem appropriate in its sole discretion and has the sole authority to approve related fees and other engagement terms.

•	Reviews and makes recommendations to our Board regarding compensation for our directors.

•	Reviews and approves our incentive-compensation and equity-based compensation plans.

For additional information regarding the Compensation Committee, see under the heading “Executive Compensation- Compensation Discussion and Analysis-Compensation Setting Process”.

2022 Proxy Statement	26

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

Nominating and Corporate Governance Committee

Current members: Beth Pritchard (Chair) Lori Keith Maureen Watson			Five meetings held in FY 2022.
	Independent (1):	🌑🌑🌑 3 out of 3

(1)	Each member of the Nominating and Corporate Governance Committee meets the independence requirements of NYSE listing standards.

Primary	responsibilities:

•	Oversees our corporate governance policies and ESG program and policies.

•	Oversees the evaluation of our Board.

•	Makes recommendations regarding candidates for our Board and Board committees.

•	Makes recommendations regarding governance matters.

How our Directors are Selected

Sources for Candidates	In Depth Review by Nominating and Corporate Governance Committee	Nomination/Appointment/ Election
Directors Management Stockholders Search firms	Candidate qualifications Current Board composition Independence and potential conflicts Diversity	Recommend slate of nominees Full Board review and approval Nomination/appointment/election

Director Suggestions from our Board

The Nominating and Corporate Governance Committee is responsible for reviewing with our full Board, on an annual basis, the appropriate characteristics, skills, and experience required for our Board as a whole and the individual directors. In evaluating the suitability of individual candidates for our Board (both new candidates and current directors), the Nominating and Corporate Governance Committee and our Board consider many factors, including the following:

•	personal and professional integrity

•	ethics and values

•	experience in corporate management, such as serving as an officer or former officer

•	practical and mature business judgment

•	experience in the industry in which we operate

•	conflicts of interest

•	experience as a board member or executive officer of another publicly held company

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members

Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group of directors that can best maximize the success of our business and represent our stockholders’ interests through the exercise of sound judgment using its depth in these various areas.

27	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

While our Board does not have a specific diversity policy regarding Board composition, our Board is committed to diversity, equity, and inclusion and the Nominating and Corporate Governance Committee considers diversity in all forms as it evaluates Board composition and potential new directors. In addition, the Nominating and Corporate Governance Committee also considers potential candidates’ experience in attracting, developing, and retaining qualified personnel and fostering a corporate culture that reflects our values and encourages diversity, equity, and inclusion.

In May 2022, Boardspan Inc., an independent director search firm engaged by the Nominating and Corporate Governance Committee, completed its efforts in supporting the successful recruitment of Ms. Daniele to our Board.

Director Suggestions from our Stockholders

In addition to candidates identified through its own internal processes, the Nominating and Corporate Governance Committee will evaluate candidates for director that are suggested by any stockholder.

In order for the Nominating and Corporate Governance Committee to consider a stockholder suggestion, the stockholder must submit proof of e.l.f. Beauty stock ownership and submit an explanation of the reasons why the stockholder believes the candidate is qualified for service on our Board. To fully evaluate the candidate, the Nominating and Corporate Governance Committee may request the stockholder provide additional information regarding the suggested candidate.

The Nominating and Corporate Governance Committee evaluates candidates suggested by stockholders using the same principles and methodologies as it uses to evaluate other candidates (including candidates identified by our Board or our executive team).

There is no set deadline or timing for a stockholder to suggest a candidate for our Board. Stockholder suggestions for nominees for director should be submitted in writing to:

e.l.f. Beauty, Inc.

ATTN: Corporate Secretary

570 10th Street

Oakland, California 94607

The procedures described above are meant to establish an additional means by which stockholders can contribute to our process for identifying and evaluating candidates for our Board and are not meant to replace or limit stockholders’ general nomination rights, as discussed below, in any way.

Stockholder Director Nomination Right

Any stockholder may nominate a candidate or candidates for election to our Board at an annual meeting of stockholders if the stockholder complies with the advance notice, information, and consent provisions contained in our bylaws, which are briefly described below.

To nominate a candidate, a stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified to serve on our Board. The stockholder must also provide other information about the candidate that would be required by the SEC rules to be included in a proxy statement.

In addition, the stockholder must include the consent of the candidate with respect to the candidate’s nomination and commitment to serve if elected, and describe any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder must also submit a director questionnaire and an agreement completed by each candidate (forms of which must be requested from us), and the stockholder must provide any other information required by our bylaws. The stockholder must also submit proof of ownership of our common stock.

2022 Proxy Statement	28

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

If a stockholder wishes to nominate one or more persons for election to our Board at the 2023 annual meeting of stockholders, we must receive notice of the nomination between April 27, 2023 and May 27, 2023 according to our bylaws. However, if the date of the 2023 annual meeting of stockholders is more than 30 days before or more than 60 days after August 25, 2023, notice must be received not later than the 90th day prior to the date of the 2023 annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2023 annual meeting of stockholders is first made. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the previous year’s annual meeting (no later than June 26, 2023 for our annual meeting of stockholders to be held in 2023).

Stockholder director nominations must be submitted in writing to:

e.l.f. Beauty, Inc.

ATTN: Corporate Secretary

570 10th Street

Oakland, California 94607

We did not receive notice of any director nominations from our stockholders for the 2022 annual meeting.

How our Directors are Evaluated

Our Board is committed to continual corporate governance improvement. Our Board, and each committee, conducts an annual self-evaluation to review and assess its overall effectiveness, including with respect to strategic oversight, board structure and operation, interaction with and evaluation of management, governance policies, and committee structure and composition. As appropriate, these assessments may result in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our Board and committees.

Meeting Attendance

Our Board meets at least quarterly each year and special meetings may be held as permitted by our bylaws. Committee meetings are held at such times as the committee may determine, with the goal of meeting at least quarterly each year. Directors are expected to attend and participate in Board meetings and applicable committee meetings, and spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

During FY 2022, our Board held 5 meetings. Each director, for the portion of FY 2022 that the director was a member of our Board or a particular committee, as applicable, attended at least 75% of the aggregate of the total number of meetings of our Board held during FY 2022 and the total number of meetings held during FY 2022 by all committees of our Board on which that director served.

Although we do not have a policy with regard to directors’ attendance at the annual meetings of stockholders, all directors are encouraged to attend the annual meeting of stockholders. Each director that was on our Board on the date of the 2021 annual meeting of stockholders attended the 2021 annual meeting of stockholders.

29	2022 Proxy Statement

Intro	Board	Company	Exec. Comp.	Equity Plans	Stockholders	Audit	Add’l. Info	Q&A	Annexes

How our Directors are Paid

Non-Employee Director Compensation Program

We compensate our non-employee directors for their service on our Board in accordance with our Non-Employee Director Compensation Program. We also reimburse all directors for their reasonable business expenses incurred in connection with their activities as directors.

Our Non-Employee Director Compensation Program in effect for FY 2022 provided for the following compensation to our non-employee directors:

retainer	cash (1)	stock award (2)	total
Annual Retainer	$45,000	$140,000	$185,000
Lead Independent Director Retainer	$20,000	—	$20,000
Audit Committee Chairperson Retainer	$15,000	—	$15,000
Audit Committee Member Retainer	$7,500	—	$7,500
Compensation Committee Chairperson Retainer	$10,000	—	$10,000
Compensation Committee Member Retainer	$5,000	—	$5,000
Nominating and Corporate Governance Committee Chairperson Retainer	$6,000	—	$6,000
Nominating and Corporate Governance Committee Member Retainer	$3,000	—	$3,000

(1)

The cash portion is paid on a quarterly basis, based on a “Board term” (which runs from annual meeting of stockholders to annual meeting of stockholders). The FY 2022 Board term runs from the 2021 annual meeting to the 2022 annual meeting. If a director does not serve as a non-employee director for the entire quarter, the cash portion of the retainer will be pro-rated based on the portion of the quarter that director served as a non-employee director. Prior to January 1 of any year, a non-employee director may elect to receive all of his or her cash retainers for the following Board term in the form of time-vesting restricted stock units (“RSUs”), which are granted on the date of the annual meeting of stockholders and vest on the same schedule as the RSU portion of the annual retainer as described in footnote 2.

(2)

Payable in time-vesting RSUs. The actual number of RSUs granted to a non-employee director is calculated by dividing the dollar amount of the award by the closing trading price of our common stock on the date of grant. The dollar amount of the award is pro-rated for new non-employee directors. The RSU portion of the annual retainer is granted on the date of each annual meeting of stockholders, or for new non-employee directors, on the date of appointment, and vests in full on the earlier of (i) the first anniversary of the grant date or (ii) immediately prior to the next annual meeting of stockholders after the grant date, subject to the director continuing to serve as a non-employee director through the vesting date. All RSUs granted to our non-employee directors pursuant to the Non-Employee Director Compensation Program vest fully immediately prior to the occurrence of a change in control (as defined in our 2016 Equity Incentive Award Plan).

Director Compensation Table

The following table shows the compensation earned by or paid to our non-employee directors for their service in FY 2022. All dollar amounts are rounded to the nearest whole dollar amount.

name	fees earned or paid in cash	stock awards (1)(4)	total
Lori Keith	$47,623	$140,000	$187,623
Lauren Cooks Levitan	$51,730	$140,000	$191,730
Kenny Mitchell (2)	$68,946	$140,000	$208,946
Richelle Parham (3)	$52,088	$140,000	$192,088
Kirk Perry (2)	$54,985	$140,000	$194,985
Beth Pritchard	$70,443	$140,000	$210,443
Sabrina Simmons (4)	$8,596	$0	$8,596
Maureen Watson (2)	$47,988	$140,000	$187,988
Richard Wolford (2)	$61,875	$140,000	$201,875

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(1)

Represents the grant date fair value of annual RSUs granted to the director, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions, disregarding the effects of estimated forfeitures. For a discussion of the valuation of these awards, see Notes to Consolidated Financial Statements at Note 14 in the 2022 Annual Report. These amounts do not reflect the amount the director has actually realized or will realize from the awards upon the vesting of the granted RSUs, or the sale of the shares underlying the granted RSUs.

(2)

Elected to receive RSUs in lieu of cash for the FY 2022 Board term. The RSUs received in lieu of cash for the FY 2022 Board term were granted on August 26, 2021 (the date of the 2021 annual meeting). The grant date fair value of such RSUs, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions based on the assumptions described in footnote 1, is included in the “fees earned or paid in cash” column.

(3)

Ms. Parham resigned from our Board effective May 31, 2022 and, as such, forfeited her entire equity award for the FY 2022 Board term (measured as of the date of the 2021 annual meeting to the date of the 2022 annual meeting).

(4)

Ms. Simmons resigned from our Board effective May 31, 2021 and, as such, did not receive an equity grant for the FY 2022 Board term (measured as of the date of the 2021 annual meeting to the date of the 2022 annual meeting).

The following table shows the number of unexercised stock options and RSUs held by our non-employee directors as of March 31, 2022.

name	unexercised stock options	RSUs (1)
Lori Keith	—	4,662
Lauren Cooks Levitan	34,500	4,662
Kenny Mitchell	—	6,327
Richelle Parham	—	4,662	(2)
Kirk Perry	34,500	6,493
Beth Pritchard	—	4,662
Sabrina Simmons (3)	—	—
Maureen Watson	34,500	6,260
Richard Wolford	34,500	6,660

(1)	100% of the RSUs will vest on the date of the 2022 annual meeting, subject to the director’s continued service through such date.
(2)	Mr. Parham’s RSUs were subsequently forfeited due to Ms. Parham’s resignation from the Board effective May 31, 2022.
(3)	Ms. Simmons resigned from the Board effective May 31, 2021.

How You can Communicate with our Board

e.l.f. Beauty and our Board welcome open communication with stockholders and appreciate input that advances our goal of enhancing stockholder value. We engage regularly with our stockholders and encourage anyone, including our stockholders, to contact our Board or individual directors about corporate governance or matters related to our Board or e.l.f. Beauty. Individuals may send written communications to our Board, committees of our Board, or individual directors by mailing those communications to our Corporate Secretary at:

e.l.f. Beauty, Inc.

ATTN: Corporate Secretary

570 10th Street

Oakland, California 94607

Depending on the subject matter, our Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example when the request is for information about e.l.f. Beauty or is a stock-related matter; or

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•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded to our Board or the director or directors to whom they were addressed. A member of management also makes those communications available to our Board upon request.

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OUR COMPANY

Our Executive Officers

The following is a list of our executive officers and their respective ages, positions, and brief biographies as of the date of this proxy statement.

Tarang Amin Chief Executive Officer and President
Age: 57

Current Role

•   Mr. Amin has served as our Chief Executive Officer since January 2014 and as our President since March 2019.

More Information

•   For more information about Mr. Amin, see under the heading “Our Board of Directors-Nominees”.

Mandy Fields Senior Vice President and Chief Financial Officer
Age: 41

Current Role

•   Ms. Fields has served as our Senior Vice President and Chief Financial Officer since April 2019.

Select Prior Experience

•   Chief Financial Officer of BevMo!, a retailer of alcoholic beverages, from June 2016 to March 2019.

•   Vice President of Finance and Analytics at Albertsons Companies, a grocery company, from July 2015 to June 2016.

Education

•   B.S. in Finance from Indiana University of Bloomington’s Kelley School of Business.

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Josh Franks Senior Vice President, Operations
Age: 44

Current Role

•   Mr. Franks has served as our Senior Vice President, Operations since January 2020.

Select Prior Experience

•   Senior Vice President, Operations and Supply Chain, at Lyrical Foods (d/b/a Kite-Hill), a plant-based, dairy-free packaged food manufacturer, from July 2018 to December 2019.

•   Vice President, Operations and Supply Chain, at Raybern Foods, a packaged food manufacturer, from April 2014 to March 2018.

Education

•   B.S. in Business Administration, Operations Management, and Supply Chain Management from North Carolina State University.

Jennie Laar Senior Vice President and Chief Commercial Officer
Age: 53

Current Role

•   Ms. Laar has served as our Senior Vice President and Chief Commercial Officer since May 2022.

Select Prior Experience

•   Senior Vice President, Global Wholesale at Forma Brands, a beauty brand incubator, from 2021 to 2022.

•   Vice President, Global Wholesale at Forma Brands from 2017 to 2021.

•   Vice President, Sales & Merchandising at Bare Escentuals, a global beauty company, from 2013 to 2017.

Education

•   B.A. in Modern European Studies from Nottingham Trent University.

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Kory Marchisotto Senior Vice President and Chief Marketing Officer
Age: 46

Current Role

•   Ms. Marchisotto has served as our Senior Vice President and Chief Marketing Officer since February 2019.

Select Prior Experience

•   Senior Vice President, Marketing for bareMinerals, a former brand of Shiseido Americas Corporation (TYO: 4911), a global beauty company, from 2016 to 2018.

•   Senior Vice President of Marketing, Beauty Prestige Group (from 2015 to 2016) and Vice President of Marketing, Beauty Prestige Group (from 2011 to 2015) at Shiseido Americas Corporation.

Education

•   Masters of Professional Studies, Cosmetics and Fragrance Marketing and Management from the Fashion Institute of Technology.

•   B.B.A. in Marketing from Pace University’s Lubin School of Business.

Scott Milsten Senior Vice President, General Counsel, Chief People Officer, and Corp. Sec.
Age: 52

Current Role

•   Mr. Milsten has served as our Senior Vice President, General Counsel, and Corporate Secretary since January 2014 and as our Chief People Officer since August 2016.

Select Prior Experience

•   Senior Vice President, General Counsel, and Corporate Secretary at Schiff Nutrition (until its acquisition, NYSE: SHF) from July 2011 to January 2013 when it was acquired.

•   Senior Vice President, General Counsel, and Corporate Secretary of Celera Corporation, a health-care diagnostics company (until its acquisition, NASDAQ: CRA), from August 2009 to June 2011 when it was acquired.

Education

•   B.A. in English from Duke University.

•   J.D. from University of Pennsylvania Law School.

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Our Team, Culture, and Commitments

e.l.f. Beauty is led by its purpose—we stand with every eye, lip, face and paw. We are committed to creating a culture internally—and in the world around us—where all individuals are encouraged to express their truest selves, are empowered to succeed, and where we strive to do the right thing for people, the planet and our furry friends.

Encourage Self Expression	Empower Others	Embody Our Ethics
We celebrate diversity and make the best of beauty accessible.	We provide equal opportunities for growth and success.	We do the right thing for all people, the planet and our furry friends.

Encourage Self Expression: Promoting a Culture of Diversity, Equity, and Inclusion

We are committed to diversity, equity and inclusion and believe it is important that our team reflects the diverse consumers we serve.

Our commitment to diversity, equity, and inclusion starts at the top with a highly skilled and diverse Board. We are proud to be one of only 26 public companies in the U.S. where members of underrepresented demographic groups represent at least one third of the Board (out of nearly 4,500 public companies).

We’re also proud that our employee base, which is over 75% women, over 40% diverse, and over 65% millennial and Gen Z, is representative of the young, diverse consumers we serve. We are committed to increasing the representation of women and visible minorities in our workforce.

The following table provides certain statistics of our Board and our team as of March 31, 2022. For information about our Board diversity, age, tenure, and skills, see under the heading “Our Board of Directors—About our Board”.

	board of directors	senior leadership (1)	all employees (2)
Gender
Female	56%	43%	77%
Male	44%	57%	23%
Age
Millennial and Gen Z	—	—	67%
All other	100%	100%	33%
Race/Ethnicity
Black or African American	22%	14%	6%
Hispanic or Latinx	—	—	13%
Asian	11%	29%	18%
Native American	—	—	1%
Two or more races	—	—	6%
White	67%	57%	57%

(1)	Includes all executive officers and our Vice President, General Manager of our China Operations.
(2)	Employee demographic figures based on our employees as of March 31, 2022. Race/ethnicity percentages exclude our employees in China.

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We believe that to drive change, there must be continuous education, learning, and sharing. We are committed to providing diversity, equity, and inclusion programs and initiatives that go beyond what is legally required of our company. We offer Unconscious Bias Training and a Behaviors of Inclusion Course to all of our employees, so that our employees learn the psychology of unconscious bias and its impact at work and practice behaviors of inclusion. We host open forums with our senior leadership to share and encourage uncomfortable conversations. Additionally, we regularly host education events for our employees to lean into cultural moments such as Black History Month; International Women’s Month; Asian American and Pacific Islander Heritage Month; Lesbian, Gay, Bisexual, Transgender and Queer Pride Month; and LatinX Heritage Month.

Empower Others: Supporting the Full Potential of our Employees

Employee Pay and Benefits

Our talented employees are at the core of our business strategy. We place a high priority on attracting, recruiting, developing, and retaining diverse global talent. Our benefits and programs are designed to support the total well-being and promote the full potential of our employees.

With regards to compensation, we take a “one-team” approach. All full-time employees receive a base salary, are bonus eligible under a single bonus plan (which is tied solely to our financial performance and does not include a personal performance component), and receive an equity award in e.l.f. Beauty stock. We believe this approach, which applies across all employee levels and geographies, is unique in the beauty industry and contributes to our success in hiring and retaining top talent and driving business results.

In the U.S., where over 70% of our workforce is located, benefits for our full-time employees include:

•	financial benefits including competitive compensation as well as retirement savings plans and commuter benefits;

•	healthcare benefits including flexible spending accounts, disability and life insurance;

•

family support and flexibility benefits including up to 20 weeks of parental leave for the birth or adoption of a child as well as the placement of a foster child, as well as fertility and adoption support;

•	wellness and time off programs including flexible time off, an employee assistance program, and access to wellness coaches;

•	community impact programs including volunteer time off and donation matching programs;

•	education and career development programs including tuition reimbursement, high performance teamwork coaching, as well as ongoing learning and training opportunities; and

•	other benefits, such as “Pawternity Leave” for the adoption of a shelter animal

Outside of the U.S., we provide similarly competitive benefit packages to those provided to our U.S. employees that are tailored to market-specific practices.

Employee Satisfaction

We measure our employee satisfaction and identify opportunities for improvement through employee engagement surveys.

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In April 2022, we conducted our annual benchmarked engagement survey of all employees. All employees were offered an opportunity to participate and 81% of our employees submitted a response. The responses returned an overall highly favorable employee engagement score of 89%—15 percentage points above the industry benchmark and one percentage point above our survey the previous year.

The survey was conducted through a platform service delivered by Culture Amp and the responses were analyzed against Culture Amp’s Consumer Goods & Services 2022 Benchmark, which includes survey results from a minimum of 20 companies and 20,000 employees at organizations that are direct-to-consumer and produce and sell various products and services.

The engagement survey results were as follows:

	e.l.f. Beauty	consumer goods and services 2022 benchmark	difference (percentage points)
Employee Engagement	89%	74%	+15%
Questions that determine employee engagement
I would recommend my company as a great place to work	95%	85%	+10%
My company motivates me to go beyond what I would in a similar role elsewhere	92%	73%	+19%
I am proud to work for my company	96%	89%	+7%
I rarely think about looking for a job at another company	78%	56%	+22%
I see myself working at my company in two years’ time	85%	67%	+18%

Embody our Ethics: Doing the Right Thing for All People, the Planet, and our Furry Friends

All People

We proudly support human rights and individual expression and freedom. As such, we treat all employees with respect, regardless of age, gender, ethnicity, religion, abilities or sexual orientation. We also expect our suppliers and partners to observe these principles when providing products and services to us.

The Planet

We are committed to minimizing our environmental impact while providing our consumers with premium-quality beauty products.

In FY 2022, we celebrated a significant milestone on our sustainability journey—eliminating approximately one million pounds of packaging waste since the inception of “Project Unicorn”. Project Unicorn was launched in 2019 to elevate e.l.f. Cosmetics’ product assortment, presentation, and navigation on-shelf, and resulted in a significant streamlining in our product packaging footprint. The elimination of packaging waste was achieved by removing secondary cartons, vacuum formed trays and paper insert cards, slimming down secondary packaging, and designing a patented approach to display product on shelf.

Our Furry Friends

We are proud to be a 100% cruelty-free company. We do not conduct or tolerate any tests on animals, nor do we use any ingredients that are tested on animals in any of our products.

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Each of our brands is certified by People for the Ethical Treatment of Animals (PETA) as “Global Animal Test-Free”, a label given to companies and brands who have verified that their facilities and their suppliers do not conduct, commission, pay for, or allow any tests on animals for their ingredients, formulations, or finished products, and refuse to use any animal-derived ingredients such as honey, beeswax, or carmine in their products.

Each of our brands has also been certified by the Leaping Bunny Program, operated by the Coalition for Consumer Information on Cosmetics in the U.S. and Canada. Companies with these certifications must pledge to end animal testing at all stages of product development in addition to recommitting to the program annually and being open to third party audits.

Certain Relationships and Related Party Transactions

Policy and Procedures

The Audit Committee has adopted a written policy regarding transactions between e.l.f. Beauty and our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any affiliates or members of the immediate family of any of the foregoing. We refer to these individuals and entities as “related parties” and these relationships generally as “related party transactions”.

Any request for us to enter into a related party transaction in which the amount involved exceeds $120,000 and a related party would have a direct or indirect interest must first be presented to the Audit Committee for review, consideration, and approval. The Audit Committee reviews all the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and considers any conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics.

Related Party Transactions during the Year

The following is a description of related party transactions entered into during FY 2022 in which the amount involved exceeds $120,000 and a related party would have a direct or indirect interest:

•

we paid compensation to our directors and executive officers in FY 2022. See under the heading “Our Board of Directors-How our Directors are Paid” for information regarding compensation paid to our directors and under the heading “Executive Compensation” for information regarding compensation paid to our executive officers.

Rule 10b5-1 Plans

Certain of our executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the individual when entering into the Rule 10b5-1 plan, without further direction from them. The individual may amend or terminate the Rule 10b5-1 plan in specified circumstances.

Corporate Governance Materials

Our Corporate Governance Guidelines are intended to provide a set of flexible guidelines for the effective functioning of our Board, including director qualifications and responsibilities, management succession and Board committees. Our Corporate Governance Guidelines are reviewed regularly and revised as necessary or appropriate in response to changing regulatory requirements, evolving best practices, and other considerations. A copy of our Corporate Governance Guidelines is available on our investor relations website at investor.elfbeauty.com/corporate-governance/governance-guidelines.

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In addition to our Corporate Governance Guidelines, we have adopted a Code of Business Conduct and Ethics for our directors, officers, and employees, including our principal executive officer and principal financial officer, and principal accounting officer. Our Code of Business Conduct and Ethics is designed to help directors and employees resolve ethical and compliance issues encountered in the business environment. We will make any legally required disclosures regarding amendments to, or waivers of, our Code of Business Conduct and Ethics on our investor relations website. A copy of our Code of Business Conduct and Ethics is available on our investor relations website at investor.elfbeauty.com/corporate-governance/code-of-business-conduct-ethics.

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EXECUTIVE COMPENSATION

Proposal 2:	Advisory Vote to Approve Compensation for our Named Executive Officers
FOR

Our Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation for our named executive officers.

Our Board believes our executive compensation program aligns the interests of our executive officers with the long-term interests of our stockholders and, consistent with our pay-for-performance culture, rewards our executive officers when we achieve our short- and long-term strategic and financial goals.

What am I Voting On?

At the 2020 annual meeting of stockholders, our stockholders expressed a preference to hold future advisory (non-binding) votes on the compensation of our named executive officers on an annual basis. Consistent with that vote, stockholders are being asked to indicate their support, on an advisory (non-binding) basis, for the compensation of our named executive officers for FY 2022 as described in this proxy statement by casting a vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to e.l.f. Beauty, Inc.’s named executive officers for FY 2022, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Stockholders should review the information under the heading “Executive Compensation—Compensation Discussion and Analysis” and the tables and narrative discussion under the heading “Executive Compensation—Executive Compensation Tables”. Our Board and the Compensation Committee believe that the policies and procedures discussed in the following sections are effective in achieving our goals and have contributed to our recent and long-term success.

Because the vote is advisory, it is not binding on our Board or e.l.f. Beauty. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

What is the Required Vote?

The compensation of our named executive officers for FY 2022 will be approved, on an advisory basis, by a majority of votes cast (meaning the number of shares voted “For” must exceed the number of shares voted “Against” in order for this proposal to be approved). Abstentions and broker non-votes are not considered votes cast for this proposal and will have no effect on the vote for this proposal.

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Compensation Discussion and Analysis

The compensation discussion and analysis (the “CD&A”) provides information with respect to compensation for our named executive officers for the fiscal year ended March 31, 2022 (“FY 2022”).

The compensation provided to our named executive officers in FY 2022 is discussed in detail in the CD&A and in the tables under the heading “Executive Compensation—Executive Compensation Tables”.

The CD&A is organized into the following sections:

•	Named Executive Officers, starting on page 42;

•	Executive Summary, starting on page 42;

•	Compensation Philosophy, Objectives, and Design, starting on page 46;

•	Compensation Setting Process, starting on page 48;

•	Compensation Program Components, starting on page 49; and

•	Other Compensation Information, starting on page 56.

Named Executive Officers

Our named executive officers for FY 2022 were as follows:

name	position
Tarang Amin	Chairman, Chief Executive Officer, President, and Director
Mandy Fields	Senior Vice President and Chief Financial Officer
Josh Franks	Senior Vice President, Operations
Kory Marchisotto	Senior Vice President and Chief Marketing Officer
Rich Baruch	Former Senior Vice President and Chief Commercial Officer(1)

(1)	Mr. Baruch departed from the Company effective June 2, 2022. He did not receive any severance benefits in connection with his departure.

For biographical information regarding our named executive officers, see under the heading “Our Company—Our Executive Officers”.

Executive Summary

Our Company and our Brands

e.l.f. Beauty, Inc. (NYSE: ELF) (“e.l.f. Beauty” or “we”) is a multi-brand beauty company that offers inclusive, accessible, clean and cruelty-free cosmetics and skincare products at an extraordinary value.

•	WHO WE ARE. We are bold disruptors with a kind heart. We’re disrupting traditional beauty boundaries while leading with empathy, intention and an innate desire to empower people.

•	OUR MISSION. We build brands that disrupt industry norms, shape culture and connect communities through positivity, inclusivity and accessibility.

•	OUR PURPOSE. We stand with every eye, lip, face and paw.

We believe our ability to deliver 100% cruelty-free, clean, premium-quality products at accessible prices with broad appeal differentiates us in the beauty industry. We believe the combination of our innovation engine, core value proposition, digitally-led strategy, as well as our world-class team’s ability to execute with speed, has positioned us well to navigate a rapidly changing landscape in beauty.

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Our family of brands includes e.l.f. Cosmetics, e.l.f. SKIN, Well People and Keys Soulcare. Our brands are available online and across leading beauty, mass-market and clean-beauty specialty retailers. We have strong relationships with our retail partners such as Walmart, Target, Ulta Beauty and other leading retailers that have enabled us to expand distribution both domestically and internationally.

Each of our brands is positioned to touch diverse consumer cohorts at different price points. Each brand has accessible pricing relative to its competitive set and furthers our mission of leading with positivity, inclusivity and accessibility.

Since 2004, e.l.f. Cosmetics has made the best of beauty accessible to every eye, lip and face. e.l.f. makes high-quality, prestige-inspired cosmetics at an extraordinary value and is proud to be 100% vegan, clean and cruelty-free.
Winning in skin the clean + kind way. Ingredient focused skincare for every eye, lip, face and skin concern. e.l.f. SKIN makes innovative formulas at an extraordinary value, always 100% vegan, clean and cruelty-free.
A clean beauty pioneer with 40 EWG VERIFIED™ products, Well People has raised the standard for high-performing, plant-powered and cruelty-free beauty and skincare since 2008. Founded on the principles of being derm-developed, super-clean, and planet minded, Well People is committed to inspiring wellness and mindful living.
Created by Alicia Keys and inspired by her own skincare journey and love of ancient beauty rituals, Keys Soulcare goes beyond skincare to truly care for the whole self-body, mind, and spirit. With an inclusive point of view, Keys Soulcare brings a new meaning to beauty and honors rituals through its line of dermatologist-developed, clean and cruelty-free offerings.

Highlights from FY 2022

$392 million	$22 million	$45 million	$75 million
Net Sales	Net Income	Adjusted Net Income (1)	Adjusted EBITDA (2)
+23%	$0.41	+23%	+22%
Growth	Earnings per share	Growth	Growth

5.9% market share (3)	+25 basis points	e.l.f. Cosmetics was the only top five color cosmetics brand to grow sales and market share vs. pre-COVID levels	#1 favorite teen brand (4)

(1)	See Annex A for a reconciliation of net income to Adjusted Net Income.
(2)	See Annex A for a reconciliation of net income to Adjusted EBITDA.
(3)	According to Nielsen xAOC 52 weeks ended March 26, 2022.
(4)	According to the Piper Sandler Semi-Annual Taking Stock With Teens® Survey, Spring 2022.

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Strong Financial Results in a Dynamic Environment

Our results for the fiscal year ended March 31, 2022 (“FY 2022”) underscore e.l.f.’s core value proposition and deep connection with our consumers, as we strengthened our position in a dynamic environment. We grew net sales 23% in FY 2022, with Q4 marking our thirteenth consecutive quarter of net sales growth. e.l.f. Cosmetics continued to gain market share, with 5.9% of the U.S. mass color cosmetics category, up 25 basis points year-over-year. We were the only top five color cosmetics brand to post growth and gain share relative to pre-pandemic levels, by a wide margin.

Continued Progress Against Strategic Imperatives

In FY 2022, we continued our focus on executing our five strategic imperatives to create long-term value for our stockholders. See under the heading “Introduction—Highlights from FY 2022—Continued Progress on our Five Strategic Imperatives” for additional information.

Executing our Transformation to a Multi-Brand Portfolio

In FY 2022, we continued to progress on our transformation to a multi-brand company with our portfolio of distinct, yet complementary brands. See under the heading “Introduction—Highlights from FY 2022—Executing on our Transformation to a Multi-Brand Portfolio” for additional information.

Furthering our Environmental, Social and Governance Commitment and Initiatives

Consistent with our values and commitments, we took a number of steps in FY 2022 to further our environmental, social and governance (“ESG”) journey. We enhanced our ESG policies and disclosure, achieved new sustainability milestones, committed to 100% clean beauty, achieved recognition for our human capital investments and furthered our understanding of our environmental footprint. See under the heading “Introduction-Highlights from FY 2022—Furthering our Environmental, Social and Governance Commitment and Initiatives” for additional information. Also see under the heading “Our Board of Directors—About our Board” and under the heading “Our Company—Our Team, Culture, and Values” for additional information regarding our Board, our company, and our team as it relates to ESG matters.

FY 2022 Executive Compensation Highlights

No increase in base salaries or annual cash incentive targets.	Cash incentive compensation tied solely to profitability.	Majority of compensation is variable, at-risk, and in equity.	Equity awards split 50% performance based and 50% time based	Performance- based equity awards tied to long-term financial metrics with 3 year cliff vesting.

Our executive compensation program is designed to directly tie the compensation paid to our executive officers to our performance and align the interests of our executive officers with the interests of our stockholders. Accordingly, in FY 2022, we continued to limit the cash component of, and emphasize the equity component of, our named executive officers’ total compensation. In addition, as described in more detail below, we continued to evolve our equity compensation program. In FY 2022, all named executive officers received 50% of their equity awards in the form of performance-based restricted stock units (“PSUs”) tied to our net sales and Adjusted EBITDA performance measured over a three-year period. To maximize retention, these awards have a single, cliff vest following the end of the performance period in 2024 based on our financial performance for the period April 1, 2021–March 31, 2024.

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Highlights of our compensation-related decisions in FY 2022 include the following:

•

No increases to cash compensation. We maintained the existing base salary and annual cash incentive opportunity levels for each of our named executive officers. In fact, we have never increased the base salaries or annual cash incentive opportunities for our named executive officers, which for Mr. Amin and Mr. Baruch (prior to his departure), remain the same as in their respective new hire offers in 2014 and for Ms. Fields, Ms. Marchisotto, and Mr. Franks remain the same as in their respective new hire offers in 2019 and 2020.

•

Annual cash incentives tied to financial performance. We continued to tie our annual cash incentive compensation solely to our profitability. In addition, despite unanticipated increases in transportation costs and general inflationary pressures, we made no changes to our FY 2022 annual cash incentive compensation plan target following its initial approval by the Compensation Committee in May 2021.

•

Emphasis on equity compensation. We continued to provide the majority of compensation paid to our named executive officers in the form of equity to instill an ownership culture, align the interests of our named executive officers with the interests of our stockholders, and support long-term retention.

•

Increasing the percentage of performance-based equity granted to our named executive officers. We continued our practice of granting PSUs to all named executive officers to closely align their compensation with our strong pay-for-performance culture and focus on the delivery of substantial and sustainable value to stockholders. In FY 2022, we increased the percentage of PSUs to 50% of the target equity compensation level for all named executive officers with the remaining equity compensation being time-based restricted stock units (RSUs) (in comparison, in FY 2021, our named executive officers other than our CEO received a mix of 75% RSUs and 25% PSUs).

•

PSUs tied to 3-Year Financial Performance with Cliff Vesting. The FY 2022 PSUs are tied to attainment of both net sales and Adjusted EBITDA growth targets measured over a three-year performance period ending on March 31, 2024. The FY 2022 performance-based equity awards will vest in a single installment, subject to continued service and solely to the extent earned, upon the Compensation Committee’s certification of our achievement of the targets following the three-year performance period. We believe this three-year cliff vesting helps to retain our named executive officers through the completion of the performance period and incentivize long-term performance.

The compensation for our named executive officers for FY 2022 is discussed in more detail in the sections of the CD&A that follow.

The Compensation Committee’s Continued Engagement with Stockholders

At the 2021 annual meeting of stockholders, approximately 94% of the votes cast by our stockholders approved, on an advisory basis, the compensation of our named executive officers for FY 2021. We attribute this high approval percentage to, among other things, the continued progression of our compensation practices, our enhanced proxy statement disclosure and our Compensation Committee’s continued engagement with our stockholders regarding our executive compensation programs.

Following a well-received outreach program conducted by our Compensation Committee in FY 2021, the Compensation Committee again conducted outreach in FY 2022 to obtain our stockholders’ insights on our executive compensation program. As part of this outreach, the Compensation Committee contacted our 20 largest non-management stockholders, which collectively represented approximately 69% of our outstanding common stock.

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A member of the Compensation Committee, our General Counsel and Chief People Officer, our Vice President of Investor Relations, and, for some of the meetings, our Chief Executive Officer or our Chief Financial Officer, attended the meetings with the stockholders who accepted our invitations. Feedback from our stockholders was shared with our Board and the Compensation Committee and considered in our Board’s and the Compensation Committee’s discussions and decision-making.

Below is a summary of the principal feedback regarding our executive compensation program we received from our stockholders during these meetings, principal comments included in analyses by Institutional Shareholder Services and Glass Lewis, and the changes made by the Compensation Committee for our FY 2022 executive compensation program in response to this feedback and analysis. We believe these changes are beneficial to the creation of sustained long-term stockholder value.

What We Heard	What We Did
Increase the percentage of PSUs granted to named executive officers relative to time-based awards	We increased the mix of PSUs to time-based RSUs to 50/50 for all named executive officers (up from 25% in the case of the named executive officers, other than our CEO). Our CEO already received 50% of his equity compensation in the form of PSUs for FY 2021 and we continued this for FY 2022. All of our named executive officers now receive 50% of their equity compensation in the form of performance-based awards.
Extend the measurement or performance period for PSUs.	The FY 2022 PSUs for our named executive officers are tied to attainment of financial targets measured over a three-year performance period ending on March 31, 2024 and vest, subject to continued service and solely to the extent earned, upon the Compensation Committee’s certification of our achievement of the targets following the three-year performance period.

Compensation Philosophy, Objectives, and Design

Attract and Retain Talent	Align with Stockholders	Pay-for-Performance
Attract, motivate, and retain highly talented and experienced executive officers who drive our success.	Align our executive officers’ incentives with the long-term interests of our stockholders.	Reward our executive officers for their performance and motivate them to achieve our short- and long-term and strategic and financial goals.

We design our executive compensation program based on a pay-for-performance philosophy. We believe our executive officers should be rewarded when we achieve our short-term and long-term strategic and financial goals, since these accomplishments reward our stockholders by generating better stock price returns.

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We achieve our compensation objectives through an executive compensation program that:

•

provides a competitive total pay opportunity that enables us to compete effectively for executive talent with large legacy consumer products, retail, and beauty companies, as well as with high growth technology and digital companies in the San Francisco Bay Area and New York City;

•

emphasizes pay-for-performance by delivering a majority of our executive officers’ compensation only upon the achievement of our short-term and long-term strategic and financial goals, which are designed to deliver responsible and sustainable stockholder value growth; and

•	provides strong alignment with our stockholders, with a significant majority of the target compensation opportunity for our executive officers delivered in the form of equity awards.

The Compensation Committee is also committed to effective compensation governance. Below is a summary of our key compensation governance practices, which are designed to drive performance, mitigate undue risk, and align the interests of our executive officers and other employees with the interests of our stockholders:

What We Do	What We Don’t Do
We believe in pay-for-performance. The majority of our executive officers’ pay is variable and at-risk.	We don’t guarantee annual salary increases or minimum cash bonuses.
We heavily weight total compensation toward equity compensation and in FY 2022 issued 50% of our equity compensation in the form of performance-based equity to align our executive officers’ and our stockholders’ interests.	We don’t modify our performance targets during the performance period.
Our annual cash incentives are based solely on financial performance.	We don’t have pension plans or executive-only benefit or retirement plans.
We hold annual “say-on-pay” advisory votes.	We don’t provide excise tax gross ups.
We maintain mandatory stock ownership requirements for our executive officers.	We don’t provide excessive perquisites to our executive officers.
We maintain a compensation recovery (clawback) policy in the event of misconduct that results in a financial restatement or material misstatement of financial calculations or information that would have significantly reduced incentive compensation.	We don’t permit hedging or pledging of our stock.
We engage an independent compensation consultant to advise the Compensation Committee.	We don’t grant discount options.

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Compensation Setting Process

Roles and Responsibilities

The Compensation Committee has primary responsibility for reviewing and approving our overall compensation program, including reviewing and approving the form and amount of compensation to be paid or awarded to our executive officers, approving employment agreements with our executive officers, and performing a risk assessment of our compensation program in order to strike the appropriate balance of risk and reward without encouraging excessive or inappropriate risks that would have an adverse impact on stockholders. The Compensation Committee, management, and our independent compensation consultants work closely in managing our executive compensation program. A summary of each of their roles and responsibilities (and other relevant information) is summarized below:

role	responsibilities and other relevant information
Compensation Committee	Reviews and approves individual executive compensation decisions, including compensation for each of our executive officers (including our Chief Executive Officer), and new hire packages and employment agreements for new executive officers.
Evaluates and manages our executive compensation philosophy and programs, overseeing decisions regarding specific equity-based compensation plans, programs, and grants.
Reviews, at least annually, the selection of companies in our peer group to determine the competitiveness of executive officer and non-employee director compensation programs.
Conducts annual reviews and approves (or, if applicable, makes recommendations to our board of directors regarding the adoption and approval of) our cash-based and equity-based incentive compensation plans and arrangements for our executive officers and non-employee directors.
Management	Chief Executive Officer
Reviews and makes recommendations regarding the salary, short-term incentive compensation targets, and other compensation for our executive officers (other than himself).
Chief People Officer
Assists the Compensation Committee in fulfilling its responsibilities by providing advice on compensation best practices, information regarding attrition and retention at e.l.f. Beauty, as well as information regarding employee sentiment on such matters and employee engagement.
Compensation consultants	The Compensation Committee has engaged Radford, an independent compensation consultant and a part of the Rewards Solutions practice at Aon plc, to advise the Compensation Committee with respect to our overall executive compensation programs, including, among other matters, market comparisons, long-term incentive programs, targeted mix of compensation components, and characteristics of equity awards. Radford has been engaged by the Compensation Committee every year since our initial public offering in 2016.

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role	responsibilities and other relevant information
Radford reports directly to the Compensation Committee and does not provide any non-compensation related services to e.l.f. Beauty.
Based on an assessment of the six independence factors established by the SEC, the Compensation Committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns.
In addition, the Compensation Committee evaluated the independence of its other outside advisers, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.

Peer Group

To assess the competitiveness of our executive compensation program, the Compensation Committee considers the compensation practices of peer companies reasonably similar to e.l.f. Beauty on the basis of, among other things, industry, consumer focus, revenue, market cap, and geography. The Compensation Committee periodically reviews and approves changes to the peer group based on the recommendation of its independent compensation consultant. As part of the Compensation Committee’s periodic review of our compensation peer group, the Compensation Committee, with assistance from Radford, approved the following peer group for setting executive compensation for FY 2022:

FY 2022 peer group*
CarParts.com(1)	Lifetime Brands	Shake Shack	Tilly’s
Chuy’s	Movado Group	Shutterstock	ZAGG
Clarus	PetMed Express	The Habit Restaurants
Duluth	Planet Fitness	The Lovesac Company(1)
Etsy	Ruth’s Hospitality Group	The Simply Good Foods Company

(1)	Added to the peer group in FY 2022.
*

Stamps.com was removed from the peer group as the company was acquired. Benefitfocus was removed from the peer group as the company fell outside one or more of the approved selection criteria and as a healthcare software company was less comparable from a business perspective.

Compensation Program Components

Base Salary	Annual Cash Incentive	Long-Term Incentive
Cash	Cash	Equity
Fixed	Variable/At-risk	Variable/At-risk
Provides a stable level of pay to attract and retain talent	Rewards achievement of our annual financial goals	Rewards creation of long-term stockholder value

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Targeted Compensation Mix

The targeted mix of our three primary compensation elements (base salary, annual cash incentive, and the targeted value of long-term incentives)(1) for FY 2022 for our Chief Executive Officer and our other named executive officers are as follows:

(1)	Comprised of base salary (at the annual rate in effect) for FY 2022, target annual cash incentive for FY 2022, and the targeted value of the equity awards granted in FY 2022.

Base Salaries

We provide base salaries as a fixed source of compensation for our executive officers, allowing them a degree of certainty with respect to their day-to-day compensation. The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent. The relative levels of base salary for each executive officer is designed to reflect that executive officer’s scope of responsibility and accountability to us, as well as our desire to maintain relative internal parity among our executive officers. The Compensation Committee reviews the base salaries of our executive officers on an annual basis, but has never made an adjustment.

FY 2022 Base Salaries

The base salary for Mr. Amin has not been increased in over eight years and remains the same as the base salary set forth in his new hire offer in 2014. The base salaries for Ms. Fields, Ms. Marchisotto, and Mr. Franks remain the same as the base salaries set forth in their respective new hire offers in 2019 and 2020. Mr. Baruch’s base salary had also not been increased for over eight years prior to his departure.

The decision to keep base salaries at the same level as provided at the time of hire was made based on our philosophy of delivering the majority of compensation through long-term equity-based compensation designed to deliver value to our executive officers only when our performance creates value for our stockholders.

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The annual base salaries for FY 2022 for our named executive officers were as follows:

FY 2022 Annual Base Salaries
Name	base salary
Tarang Amin	$475,000
Mandy Fields	$350,000
Josh Franks	$325,000
Kory Marchisotto	$325,000
Rich Baruch	$325,000

Annual Cash Incentive Compensation

We provide annual cash incentive compensation to motivate our executive officers to achieve our financial and strategic goals. Annual cash incentive compensation is based on predetermined financial measures that are chosen by the Compensation Committee at the beginning of the fiscal year and that are aligned with our annual growth objectives as well as our long-term business plan. The financial measure performance goals for our annual cash incentive compensation are designed to be challenging.

We believe that annual cash incentive compensation:

•	aligns the interests of our executive officers, e.l.f. Beauty, and our stockholders;

•	enables us to focus on achieving and exceeding financial goals that drive stockholder value creation;

•	recognizes and rewards individuals for contributing to our success;

•	attracts and retains the top talent in the industry; and

•	holds our executive officers accountable.

The annual cash incentive payout for each executive officer is determined based on a formula consisting of the executive officer’s base salary, target annual cash incentive opportunity (which is set as a percentage of base salary by the Compensation Committee early in the applicable fiscal year), and a funding percentage of the annual cash incentive compensation pool based on our performance with respect to predetermined financial measures chosen by the Compensation Committee. Individual performance has not been considered when determining annual cash incentive payouts for executive officers as we subscribe to a “one team” philosophy where all employees participate equally (subject to variations in target annual cash incentive opportunity) in our successes and shortcomings.

The Compensation Committee reviews the target annual cash incentive opportunities of our executive officers on an annual basis.

The formula for determining the annual cash incentive payout for our executive officers is as follows:

The funding percentage of the annual cash incentive compensation pool is determined based on our performance of the predetermined financial measures chosen by the Compensation Committee.

There is a threshold funding percentage of 80% (if the threshold performance goal is achieved) and a maximum funding percentage of 200% (if the maximum performance goal is achieved or exceeded), with funding percentages corresponding on a linear basis to performance between threshold and target levels and performance between target and

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maximum levels. If the threshold performance is not achieved, the funding percentage is set at 0% and no annual cash incentive compensation is paid.

The target annual cash incentive opportunity for Mr. Amin has not been increased in over eight years and remains the same as the annual cash incentive opportunity in his new hire offer in 2014. The target annual cash incentive opportunities for Ms. Fields, Ms. Marchisotto, and Mr. Franks remain the same as the annual cash incentive opportunities in their respective new hire offers in 2019 and 2020. Mr. Baruch’s annual cash incentive opportunity had also not been increased for over eight years prior to his departure. Similar to the decision to keep base salaries consistent, no changes were made to the annual cash incentive opportunities for FY 2022 based on our philosophy of delivering the majority of compensation opportunity through long-term equity compensation.

The target annual cash incentive opportunities for FY 2022 for our named executive officers were as follows:

FY 2022 Target Annual Cash Incentive Opportunities
Name	target (% of salary)	target value
Tarang Amin	100%	$475,000
Mandy Fields	50%	$175,000
Josh Franks	40%	$130,000
Kory Marchisotto	40%	$130,000
Rich Baruch	40%	$130,000

FY 2022 Annual Cash Incentive Compensation

In each year since going public, our annual cash incentive compensation program has been measured by our Adjusted EBITDA performance against pre-established targets. When we have performed well against the targets, our executive officers have been rewarded with annual cash incentive compensation up to 200% of target, and when we have under-performed against the targets (as in the fiscal year ended December 31, 2018), no annual cash incentive compensation has been paid. For FY 2022, the Compensation Committee again chose Adjusted EBITDA as our annual cash incentive compensation program performance metric because it is a key measure we use to understand and evaluate our operational performance and because the Compensation Committee believes Adjusted EBITDA is an important driver of the price of our common stock, which aligns compensation for our executive officers with maximizing stockholder value.

The Compensation Committee set the Adjusted EBITDA goals for annual cash incentive compensation in connection with the Board-approved full year FY 2022 budget, which was adopted at the beginning of the fiscal year. Specifically, the Compensation Committee set the Adjusted EBITDA bonus goals in May 2021 and, once set, the goals were not altered or changed in any way. The Compensation Committee has never altered or changed Adjusted EBITDA goals for annual cash incentive compensation.

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Based on the Company’s expected business momentum in FY 2022, the Adjusted EBITDA threshold, target, and maximum goals for our annual cash incentive program (as presented in the chart below) were all higher than our actual Adjusted EBITDA result of $61.1 million in FY 2021. Given the requirement to deliver absolute year-over-year growth to achieve any payout, combined with the prospect of continued disruptions from COVID-19 in consumer behavior and global supply chain challenges, the Compensation Committee believed that the Adjusted EBITDA goals were challenging and rigorous and were aligned with our objectives for FY 2022.

The Adjusted EBITDA goals and the corresponding funding percentages for the FY 2022 annual cash incentive compensation pool were as follows:

Adjusted EBITDA Goals for FY 2022 Annual Cash Incentive Compensation
	adj. EBITDA (1)	funding percentage (2)
Threshold	$64.4 million	80%
Target	$68.3 million	100%
Maximum	$72.8 million	200%

(1)	After funding of the annual cash incentive compensation pool. See Annex A for a reconciliation of net income to Adjusted EBITDA.
(2)	The funding percentages correspond, on a linear basis, to performance between threshold and target levels and performance between target and maximum levels.

Consistent with past practice, the FY 2022 annual cash incentive compensation pool was self-funded, meaning that our Adjusted EBITDA performance in FY 2022 needed to be sufficient to generate profit to pay the annual cash incentive payouts for FY 2022 and to generate profit for e.l.f. Beauty and its stockholders.

We achieved $74.7 million in Adjusted EBITDA in FY 2022, after funding of the annual cash incentive compensation pool. This Adjusted EBITDA performance was greater than the maximum performance goal for FY 2022 and, as such, resulted in an overall funding percentage of 200%.

The annual cash incentive payouts for FY 2022 for our named executive officers were as follows:

FY 2022 Annual Cash Incentive Payouts
Name	target value	actual payout (% of target)	actual payout
Tarang Amin	$475,000	200%	$950,000
Mandy Fields	$175,000	200%	$350,000
Josh Franks	$130,000	200%	$260,000
Kory Marchisotto	$130,000	200%	$260,000
Rich Baruch	$130,000	200%	$260,000

The annual cash incentive payouts for FY 2022 are reported under the heading “non-equity incentive plan comp.” in the Summary Compensation Table.

Increase in Target Annual Cash Incentive Compensation

In FY 2023, the Compensation Committee increased the target bonus opportunity as a percentage of base salary under our annual cash incentive program from 40% to 50% for each of our senior vice presidents (other than Ms. Fields who already had a 50% target). The Compensation Committee made this change following its review of target bonus opportunities provided to executives at our peer group of companies and to help maintain relative internal parity among our executive officers by bringing the bonus opportunities of all senior vice presidents to 50% of their base salaries.

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Long-Term Incentive Compensation

A core principle of our executive compensation program is to deliver a significant percentage of total compensation awarded to our executive officers in the form of long-term incentive compensation. The value realized from this compensation is dependent on our financial success and the sustained performance of our common stock over the long-term. This means that our executive officers are rewarded when they produce value for our stockholders. We have designed our long-term incentive compensation to motivate our executive officers to work toward objectives that we believe provide a meaningful return to our stockholders while also serving as an effective recruitment and retention tool.

In determining the size of equity awards granted to any executive officer, the Compensation Committee considers a number of reference points, including:

•	our performance, the executive officer’s contributions to that performance, as well as expectations for that executive officer’s future contributions to our performance;

•	the competitive market compensation levels for the executive officer’s position;

•	the relative mix of cash and equity, and in particular the fact that cash compensation paid to our executive officers is generally low compared to the competitive market; and

•	internal parity among our executive officers.

We grant annual equity awards (RSUs and PSUs) in a consistent manner to our executive officers. For the last three years, we have granted our annual equity awards to our executive officers on June 1, the first day of the month that immediately follows the release of our year-end financial results. The Compensation Committee has determined that this methodology is prudent in that it allows for the market to process all reported public information prior to establishing the value of annual equity awards for our executive officers. Going forward, we expect to continue this timing of annual equity awards to executive officers, with annual equity award grants for the fiscal year ending March 31, 2024 to occur on June 1, 2023.

FY 2022 Equity Awards

Based on feedback from our stockholders, the Compensation Committee expanded the use and increased the weighting of PSUs in our executive officers’ annual equity grants to closely align their compensation with our strong pay-for-performance culture and focus on the delivery of substantial value to our stockholders. For FY 2022, the Compensation Committee granted 50% of the equity awards granted to all of our named executive officers in the form of PSUs.

The FY 2022 PSUs are tied to our achievement of net sales compound annual growth rate (CAGR) (weighted 60%) and Adjusted EBITDA CAGR (weighted 40%) targets measured over a three-year performance period ending on March 31, 2024, with a potential uplift in the event both goals are achieved at maximum and we achieve an additional target for Adjusted EBITDA margin expansion. The FY 2022 performance-based equity awards will vest in a single installment, subject to continued service and to the extent earned, upon the Compensation Committee’s certification of our achievement following the three-year performance period. We believe this three-year cliff vesting helps to retain our named executive officers through the completion of the performance period and incentivize long-term performance.

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Each PSU represents the right to receive up to 2 shares of our common stock upon vesting. The number of shares issuable upon vesting of each PSU is determined by our Compensation Committee first assessing the achievement of each of our net sales CAGR and Adjusted EBITDA CAGR goals and assigning an achievement factor in accordance with the table below.

Achievement	Achievement Factor
Below Target	0
Target	1
150% of Target	1.25
200% of Target	1.5
250% of Target and higher	1.75

Each achievement factor is then multiplied by its respective weighting, 60% for net sales CAGR and 40% for Adjusted EBITDA CAGR, and the results are added together to determine the number of shares issued per vested PSU. If both achievement factors equal 1.75, meaning both net sales CAGR and Adjusted EBITDA CAGR were achieved at 250% of target or higher, then the number of shares issuable can increase to 2 if a separate target for Adjusted EBITDA margin expansion is achieved. Adjusted EBITDA margin expansion is defined as the percentage increase for the performance period of the Company’s Adjusted EBITDA divided by net sales.

In order to enhance retention, our time-based RSU awards, including for the FY 2022 RSUs, vest in equal annual installments over a four-year period, subject to continued service through each vesting date.

Below is a summary of the equity awards granted to our named executive officers in FY 2022:

FY 2022 Equity Awards
Name	type of award	Target PSUs	grant date fair value (1)
Tarang Amin	PSUs RSUs	68,910 68,910	$ $	1,899,849 1,899,849
Mandy Fields	PSUs RSUs	27,200 27,200	$ $	749,904 749,904
Josh Franks	PSUs RSUs	27,200 27,200	$ $	749,904 749,904
Kory Marchisotto	PSUs RSUs	27,200 27,200	$ $	749,904 749,904
Rich Baruch	PSUs RSUs	27,200 27,200	$ $	749,904 749,904

(1)

Represents the grant date fair value of the applicable equity awards granted to the named executive officer, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions, disregarding the effects of estimated forfeitures. For a discussion of the valuation of these equity awards, see Notes to Consolidated Financial Statements at Note 14 in the 2022 Annual Report. These amounts do not reflect the amount the named executive officer has actually realized or will realize from the equity awards upon the vesting thereof or the sale of the shares underlying such equity awards.

For additional details regarding the equity awards made to our named executive officers during FY 2022, see under the heading “Executive Compensation-Executive Compensation Tables-Grants of Plan-Based Awards”.

FY 2023 Equity Awards

For FY 2023, we continued to grant annual equity awards to all of our executive officers with a mix of 50% RSUs and 50% PSUs. The PSUs may be earned based on our achievement of both net sales and Adjusted EBITDA growth targets over

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a three-year performance period. In addition, based on stockholder feedback received by our Compensation Committee during our outreach calls earlier in 2022, we re-introduced market share gain as a performance metric.

Other Compensation Information

Employment Agreements

Each of our executive officers has an employment agreement which sets forth the terms and conditions of employment of that executive officer, including, among other things, base salary, target annual cash incentive compensation opportunity, standard employee benefit plan participation, as well as non-solicitation and confidentiality covenants.

Each employment agreement provides that the executive officer is an “at-will” employee and may be terminated at any time for any reason, subject, in certain cases, to the payment of severance benefits. For a summary of the material terms and conditions of the severance and change in control arrangements in effect as of March  31, 2022 for our named executive officers, see under the heading “Executive Compensation Tables-Potential Payments upon Termination or Change in Control”.

Executive Stock Ownership Policy

Our Board adopted an executive stock ownership policy in FY 2021 for our executive officers to encourage them to have a long-term equity stake in e.l.f. Beauty, align their interests with stockholders, and mitigate potential compensation-related risk. The policy provides that each executive officer must hold a multiple of that executive officer’s annual base salary in our common stock as follows:

Position	ownership requirement (multiple of base salary)
Chief Executive Officer	6x
Other executive officers	3x

Each of our named executive officers has until March 31, 2026 to achieve the minimum ownership requirement. Any new or promoted executive officer has until March 31 of the fiscal year in which the fifth anniversary of that executive officer’s start date or promotion date falls to achieve the minimum ownership requirement.

In the event that an executive officer has not satisfied the minimum ownership requirement by the compliance deadline, all shares acquired pursuant to equity awards granted to that executive officer (net of taxes and exercise costs) must be held by that executive officer until (and so long as) the minimum ownership requirement is satisfied.

In addition to shares held outright, shares underlying vested stock options (net of shares that would need to be withheld to satisfy the exercise price thereof and withholding taxes) are counted towards the minimum ownership requirement.

Compensation Recovery Policy

Our Board adopted a compensation recovery (“clawback”) policy in FY 2021 to maintain a culture of focused, diligent and responsible management that discourages conduct detrimental to our growth.

Our “clawback” policy allows our Board discretion to seek reimbursement with respect to incentive compensation paid or awarded to covered employees, including executive officers and other key employees subjected to the policy by our Board, upon certain events, including a material misstatement of financial calculations or information that would have significantly reduced the amount of incentive compensation or a covered employee’s fraudulent, willful or negligent misconduct that results in material noncompliance with financial reporting rules requiring an accounting restatement.

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Anti-Hedging/Anti-Pledging Policy

Our Insider Trading Compliance Policy prohibits our employees, executive officers, and directors from engaging in the following transactions:

•	purchasing our securities on margin or holding our securities in a margin account;

•	pledging our securities as collateral to secure loans;

•	engaging in transactions in puts, calls or other derivative securities involving our securities; or

•	entering into hedging or monetization transactions or similar arrangements (including short sales) with respect to our securities.

Retirement Plans

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax (i.e., Roth) basis through contributions to the 401(k) plan. We also generally make matching contributions based on the percentage of each employee’s elective deferrals, subject to a pre-determined maximum. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package. See the “all other compensation” column in the Summary Compensation Table for information relating to 401(k) plan matching contributions made to our named executive officers in FY 2022.

Employee Benefits and Perquisites

All of our full-time employees (including our executive officers) are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical flexible spending accounts, short-term and long-term disability insurance and life insurance.

In addition, pursuant to his employment agreement, we offer Mr. Amin reimbursement of up to $20,000 per year for expenses incurred by him in connection with financial planning and tax preparation assistance. Except as noted above with respect to Mr. Amin, we do not provide our executive officers with perquisites or other personal benefits other than those which apply uniformly to all of our employees.

Post-Employment Compensation

In hiring our current executive officers, we sought to develop compensation packages that could attract qualified candidates to fill our most critical positions, which required providing some protection in the event of an involuntary termination. In general, our executive officers’ employment agreements define employment as at-will and provide severance benefits upon various terminations. Any payments or benefits upon a termination are subject to a release of claims and compliance with restrictive covenants, and we do not provide Section 280G gross-up payments.

For a summary of the material terms and conditions of the severance and change in control arrangements in effect as of March 31, 2022 for our named executive officers, see under the heading “Executive Compensation Tables-Potential Payments upon Termination or Change in Control”.

Accounting and Tax Deductibility Treatment

The accounting impact of our compensation programs and the tax deductibility of our compensation programs (including pursuant to section 162(m) of the Internal Revenue Code (“Section 162(m)”)) are each one of many factors that

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are considered in determining the size and structure of our programs as we strive to make our compensation programs reasonable and in the best interests of our stockholders. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), any compensation over $1 million paid to any of the covered employees in any single year is not tax deductible by us. The Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, but the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives of attracting and retaining top tier executive talent.

Compensation Committee Report

The Compensation Committee is comprised of independent directors as required by the listing standards of the NYSE and the SEC rules. At the time of approval of this report, the members of the Compensation Committee are Mr. Kirk Perry and Mr. Kenny Mitchell. The Compensation Committee operates pursuant to a written charter adopted by the Board.

The Compensation Committee has reviewed and discussed with management the compensation discussion and analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the compensation discussion and analysis be included in this proxy statement and incorporated into e.l.f. Beauty’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

COMPENSATION COMMITTEE

Kirk Perry, Chair

Kenny Mitchell

The report of the Compensation Committee will not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that e.l.f. Beauty specifically incorporates it by reference into that filing.

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Executive Compensation Tables

Summary Compensation Table

The following table presents information regarding the compensation awarded to, earned by, or paid to, our named executive officers during (i) FY 2022, (ii) FY 2021 and (iii) FY 2020. All dollar amounts are rounded to the nearest whole dollar amount.

name and principal position	year	salary	bonus	stock awards (1)		option awards (1)	non-equity incentive plan comp.	all other comp.		total
Tarang Amin Chairman, Chief Executive Officer, and President	2022	$475,000	—	$3,799,697	(2)	—	$950,000	$9,500	(3)	$5,234,197
	2021	$475,000	—	$3,999,900		—	$950,000	$24,019		$5,448,919
	2020	$475,000	—	—		—	$1,067,123	$20,000		$1,562,123
Mandy Fields SVP and Chief Financial Officer	2022	$350,000	—	$1,499,808	(2)	—	$350,000	$7,000	(3)	$2,206,808
	2021	$350,000	—	$1,199,971		—	$350,000	$6,192		$1,906,163
	2020	$323,077	—	$1,599,965		$402,643	$350,000	$5,923		$2,681,608
Josh Franks SVP, Operations	2022	$325,000	—	$1,499,808	(2)	—	$260,000	$8,000	(3)	$2,092,808
	2021	$325,000	—	$269,675		—	$260,000	$4,250		$858,925
	2020	$71,250	—	$1,000,090		$350,085	$64,109	$1,250		$1,486,784
Kory Marchisotto SVP and Chief Marketing Officer	2022	$325,000	—	$1,499,808	(2)	—	$260,000	$6,500	(3)	$2,091,308
	2021	$325,000	—	$1,199,971		—	$260,000	$6,450		$1,791,421
	2020	$325,000	—	—		—	$281,014	$6,500		$612,514
Rich Baruch Former SVP and Chief Commercial Officer	2022	$325,000	—	$1,499,808	(2)	—	$260,000	$6,500	(3)	$2,091,308
	2021	$325,000	—	1,374,840		—	$260,000	$6,450		$1,966,290
	2020	$325,000	—	—		—	$292,055	$5,600		$622,655

(1)

Represents the grant date fair value of the applicable equity awards granted to the named executive officer in the year indicated, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions, disregarding the effects of estimated forfeitures. For a discussion of the valuation of these equity awards, see Notes to Consolidated Financial Statements at Note 14 in the 2022 Annual Report. These amounts do not reflect the amount the named executive officer has actually realized or will realize from the equity awards upon the vesting thereof or the sale of the shares underlying such equity awards.

(2)

50% of the value reported for all named executive officers is attributable to PSUs based on attainment of the performance goals at the target level of performance as of the grant date. Assuming attainment of the performance goals at the maximum level of performance, the value of the PSUs as of the grant date for Mr. Amin is $3,799,697 and for each other named executive officer is $1,499,808. See under the heading “Executive Compensation-Executive Compensation Tables-Grants of Plan-Based Awards” for additional details regarding the vesting of these equity awards.

(3)	Represents amount of matching contributions made by e.l.f. Beauty under its 401(k) plan.

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Grants of Plan-Based Awards

The following table presents information regarding all plan-based awards granted to our named executive officers during FY 2022. The equity awards shown in the following table are also reported under the heading “Executive Compensation-Executive Compensation Tables-Outstanding Equity Awards at Fiscal Year-End”. Dollar amounts, except exercise prices, are rounded to the nearest whole dollar.

			estimated future payout under non- equity incentive plan awards (1)			estimated future payout under equity incentive plan awards (2)			all other stock awards: number of shares of stock or units	all other option awards: number of securities underlying options	exercise or base price of option awards	grant date fair value of stock and option awards (3)
name	grant date		threshold	target	maximum	threshold (#)	target (#)	maximum (#)
Tarang Amin	—		$380,000	$475,000	$950,000	—	—	—	—	—	—	—
	6/1/2021	(2)	—	—	—	—	68,910	137,820	—	—	—	$1,899,849
	6/1/2021	(4)	—	—	—	—	—	—	68,910	—	—	$1,899,849
Mandy Fields	—		$140,000	$175,000	$350,000	—	—	—	—	—	—	—
	6/1/2021	(2)	—	—	—	—	27,200	54,400	—	—	—	$749,904
	6/1/2021	(4)	—	—	—	—	—	—	27,200	—	—	$749,904
Josh Franks	—		$104,000	$130,000	$260,000	—	—	—	—	—	—	—
	6/1/2021	(2)	—	—	—	—	27,200	54,400	—	—	—	$749,904
	6/1/2021	(4)	—	—	—	—	—	—	27,200	—	—	$749,904
Kory Marchisotto	—		$104,000	$130,000	$260,000	—	—	—	—	—	—	—
	6/1/2021	(2)	—	—	—	—	27,200	54,400	—	—	—	$749,904
	6/1/2021	(4)	—	—	—	—	—	—	27,200	—	—	$749,904
Rich Baruch	—		$104,000	$130,000	$260,000	—	—	—	—	—	—	—
	6/1/2021	(2)	—	—	—	—	27,200	54,400	—	—	—	$749,904
	6/1/2021	(4)	—	—	—	—	—	—	27,200	—	—	$749,904

(1)

Amounts shown in these columns represent the range of possible cash payouts for each named executive officer with respect to annual cash incentive compensation for FY 2022, as determined by the Compensation Committee for FY 2022. For more information, see under the heading “Executive Compensation-Compensation Discussion and Analysis-Compensation Program Components-Annual Cash Incentive Compensation”.

(2)

Represents PSUs, which vest subject to the achievement of net sales CAGR (weighted 60%) and Adjusted EBITDA CAGR (weighted 40%) targets measured over a three-year performance period ending on March 31, 2024, with a potential uplift in the event both goals are achieved at maximum and we achieve an additional target for Adjusted EBITDA margin expansion. The PSUs vest in a single installment, subject to continued service and to the extent earned, upon the Compensation Committee’s certification of our achievement following the three-year performance period.

(3)

Represents the grant date fair value of the applicable equity awards granted to the named executive officer in the year indicated, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions, disregarding the effects of estimated forfeitures. The PSUs were valued based on attainment of the performance goals at the target level of performance as of the grant date. For a discussion of the valuation of these equity awards, see Notes to Consolidated Financial Statements at Note 14 in the 2022 Annual Report. These amounts do not reflect the amount the named executive officer has actually realized or will realize from the equity awards upon the vesting thereof or the sale of the shares underlying such equity awards.

(4)	Represents RSUs, which vest in equal annual installments over a four-year period, subject to continued service through each vesting date.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards held by our named executive officers as of March 31, 2022. Dollar amounts, except exercise prices, are rounded to the nearest whole dollar.

	option awards							stock awards
name	grant date		number of securities underlying unexercised options exercisable	number of securities underlying unexercised options unexercisable	equity incentive plan awards: number of securities underlying unexercised unearned options	option exercise price	Option expiration date	number of shares or units of stock that have not vested	market value of shares or units that have not vested (1)	equity incentive plan awards: number of unearned shares, units or other rights that have not vested	equity incentive plan awards: market or payout value of unearned shares, units or other right that have not vested (1)
Tarang Amin	1/31/14		476,888	—	—	$1.84	1/31/24	—	—	—	—
	9/21/16		428,037	—	—	$17.00	9/21/26	—	—	—	—
	2/14/2017	(2)	71,000	—	142,000	$26.84	2/14/27	—	—	—	—
	3/1/2018		252,000	—	—	$18.43	3/1/28	—	—	—	—
	3/1/2019	(3)	—	—	—	—	—	60,532	$1,563,542	—	—
	6/1/2020	(4)	—	—	—	—	—	119,400	$3,084,102	—	—
	6/1/2020	(3)	—	—	—	—	—	89,550	$2,313,077	—	—
	6/1/2021	(5)								68,910	$1,779,945
	6/1/2021	(3)						68,910	$1,779,945	—	—
Mandy Fields	4/22/2019	(3)	—	41,880	—	$12.22	4/22/29	65,464	$1,690,935	—	—
	6/1/2020	(4)	—	—	—	—	—	17,910	$462,615	—	—
	6/1/2020	(3)	—	—	—	—	—	40,297	$1,040,872	—	—
	6/1/2021	(5)								27,200	$702,576
	6/1/2021	(3)						27,200	$702,576	—	—
Josh Franks	1/2/2020	(3)	29,400	29,400	—	$12.22	1/2/30	31,850	$822,686	—	—
	6/1/2020	(4)	—	—	—	—	—	4,020	$103,837	—	—
	6/1/2020	(3)	—	—	—	—	—	9,060	$234,020	—	—
	6/1/2021	(5)								27,200	$702,576
	6/1/2021	(3)						27,200	$702,576	—	—
Kory Marchisotto	3/1/2019	(3)	57,550	28,775	—	$7.95	3/1/29	31,850	$822,686	—	—
	6/1/2020	(4)	—	—	—	—	—	17,910	$462,615	—	—
	6/1/2020	(3)	—	—	—	—	—	40,297	$1,040,872	—	—
	6/1/2021	(5)								27,200	$702,576
	6/1/2021	(3)						27,200	$702,576	—	—
Rich Baruch	5/16/14		119,480	—	—	$1.84	5/16/24	—	—	—	—
	9/21/16		77,826	—	—	$17.00	9/21/26	—	—	—	—
	2/14/2017	(2)	12,900	—	25,800	$26.84	2/14/27	—	—	—	—
	3/1/2018		32,400	—	—	$18.43	3/1/28	—	—	—	—
	3/1/2019	(3)	—	—	—	—	—	23,347	$603,053	—	—
	6/1/2020	(4)	—	—	—	—	—	20,520	$530,032	—	—
	6/1/2020	(3)	—	—	—	—	—	46,170	$1,192,571	—	—
	6/1/2021	(5)								27,200	$702,576
	6/1/2021	(3)						27,200	$702,576	—	—

(1)	Represents the market value of stock awards as of March 31, 2022, based on the closing price of our common stock on that date of $25.83 per share (as reported on the NYSE).
(2)

The stock options vest and become exercisable in three equal tranches on the 30th consecutive trading day that the per share closing price of our common stock equals or exceeds $29, $33, and $36, subject to the named executive officer’s continued service through the applicable vesting date. In the event of a change in control, if the per share consideration provided to our stockholders pursuant to such change in control equals or exceeds the applicable share price target for a tranche that has not previously

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or otherwise vested, then the stock options for that tranche vest in full immediately prior to such change in control, subject to the named executive officer’s continued service through the closing of the change in control. The $29 hurdle was achieved during FY 2022 and as a result one-third of the stock options vested.
(3)

Except as otherwise indicated, the stock options, RSUs, and shares of restricted stock, as applicable, vest in four substantially equal installments on the first four anniversaries of the date of the grant, subject to continued service through the applicable vesting date. Ms. Fields’ restricted stock award granted on April 22, 2019 vests on the first four anniversaries of June 3, 2019.

(4)

The PSAs vest on June 1, 2022, subject to the named executive officer’s continued service through such vesting date, if e.l.f. Cosmetics’ share of the color cosmetics market as of March 21, 2021 (as reported by Nielsen xAOC) exceeds e.l.f. Cosmetics’ share of the color cosmetics market as of March 21, 2020 (as reported by Nielsen xAOC). The Compensation Committee determined in April 2021 that the market share gain performance goal was achieved. As a result, the PSAs vested on June 1, 2022.

(5)

The PSUs vest subject to achievement of net sales CAGR (weighted 60%) and Adjusted EBITDA CAGR (weighted 40%) targets measured over a three-year performance period ending on March 31, 2024, with a potential uplift in the event both goals are achieved at maximum and we achieve an additional target for Adjusted EBITDA margin expansion. The PSUs vest in a single installment, subject to continued service and to the extent earned, upon the Compensation Committee’s certification of our achievement following the three-year performance period.

Stock Option Exercises and Stock Vested

The following table presents information regarding stock options that were exercised and RSUs, restricted stock, and PSAs that vested with respect to our named executive officers during FY 2022. Dollar amounts are rounded to the nearest whole dollar.

	option awards		stock awards
name	number of shares acquired on exercise	value realized on exercise (1)	number of shares acquired on vesting	value realized on vesting (2)
Tarang Amin	—	—	242,267	$6,646,553
Mandy Fields	20,940	$376,711	46,166	$1,264,941
Josh Franks	—	—	18,945	$494,286
Kory Marchisotto	—	—	45,283	$1,192,715
Rich Baruch	52,440	$1,530,662	47,887	$1,263,375

(1)

The value realized equals the difference between the fair market value of the common stock underlying the stock options at the time of exercise and the exercise price of the underlying options multiplied by the number of stock options exercised.

(2)

The value realized equals the fair market value of the common stock underlying the PSAs, RSUs or restricted stock award on the vesting date multiplied by the number of PSAs, RSUs or shares of restricted stock, as applicable, that vested.

Pension Benefits

We do not have any defined benefit pension plans for our executive officers.

Non-Qualified Deferred Compensation

We do not offer any non-qualified deferred compensation plans for our executive officers.

Potential Payments upon Termination or Change in Control

Non-Change in Control

Each named executive officer’s employment agreement provides that if his or her employment is terminated (i) by e.l.f. Beauty for reasons other than death, disability or “cause” (as defined in each employment agreement), or (ii) by the named executive officer for “good reason” (as defined in each employment agreement) (a “qualifying non-change in control termination”), then, in addition to any accrued but unpaid base salary and paid time off and such employee benefits, if any, to which the named executive officer or his or her eligible dependents may be entitled under our employee benefit plans or programs, and reimbursement for reasonable business expenses, each as would have been payable through the date of

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termination and any unpaid annual cash incentive earned for a previously completed fiscal year, he or she will be entitled to receive:

•	an amount equal to his or her base salary (except that Mr. Amin will be entitled to two times his base salary), payable in installments;

•

continued COBRA coverage for the named executive officer and his or her eligible dependents for a period of up to 12 months (except that Mr. Amin who commenced employment prior to our current post-employment benefits practices, is entitled to 18 months; similarly Mr. Baruch was entitled to 18 months); and

•

pro-rated annual cash incentive payout based on actual performance for the fiscal year in which termination occurs, provided that the named executive officer has been employed for at least six months of such fiscal year.

If a named executive officer’s employment is terminated due to death or disability, each named executive officer’s employment agreement provides that he or she will be eligible to receive a pro-rated annual cash incentive payout based on actual performance for the fiscal year in which termination occurs.

All such severance payments and benefits are contingent upon each named executive officer’s compliance with certain confidentiality and other provisions as set forth in his or her respective employment agreement, and the execution of a general release of claims in favor of e.l.f. Beauty.

Change in Control and Subsequent Termination

Pursuant to the 2016 Equity Incentive Award Plan, in the event that the successor corporation (or its parents and subsidiaries) in a change in control (as defined in the 2016 Equity Incentive Award Plan) refuses to assume or substitute for any equity awards granted under the 2016 Equity Incentive Award Plan (except for performance awards which vest in accordance with their terms), those equity awards will vest in full immediately prior to the change in control.

Under a resolution adopted by the Compensation Committee in 2016, the equity awards granted to Mr. Amin under our 2016 Equity Incentive Award Plan, unless otherwise determined by the Compensation Committee at the time the applicable equity award is granted, will vest in full immediately prior to a change in control, subject to continued service by Mr. Amin through the closing of the change in control.

With respect to the stock option awards granted to Mr. Amin and Mr. Baruch on February 14, 2017, in the event of a change in control, if the per share consideration provided to our stockholders pursuant to that change in control equals or exceeds the remaining applicable share price target ($33 or $36) for a tranche that has not previously or otherwise vested, then that tranche vests in full immediately prior to that change in control, subject to continued service by Mr. Amin, through the closing of that change in control. Mr. Baruch’s unvested stock option awards forfeited upon his departure.

With respect to the FY 2021 PSAs, in the event of a change in control, such awards would vest in full as of immediately prior to such change in control, subject to continued service by the named executive officer through the closing of the change in control; provided, however, that the FY 2021 PSAs would be forfeited immediately on the date the Compensation Committee determines that the performance goal was not achieved. The Compensation Committee determined in April 2021 that the performance goal for the FY 2021 PSAs was achieved and the PSAs vested in full on June 1, 2022.

With respect to the FY 2022 PSUs, in the event of a change in control prior to the end of the performance period, the performance goals will be deemed attained at the greater of target or actual attainment of the goals as of immediately prior the change in control. In the case of Mr. Amin, the PSUs will accelerate in full, and in the case of each other named

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executive officer, the PSUs will accelerate in full if they are not assumed by the successor. If the successor assumes the PSUs, the PSUs will vest on the last day of the performance period subject to the named executive officer’s continued service through such date; provided that in the event of a termination of employment without “cause” or by the named executive officer for “good reason”, in each case, within 12 months following the change in control (a “qualifying change in control termination”), vesting will accelerate in full.

In the event of a qualifying change in control termination, each time-vesting equity award granted on or after our initial public offering in 2016 held by the named executive officer will vest in full and the named executive officer will also be entitled to the benefits described under the heading “Executive Compensation Tables-Potential Payments upon Termination or Change in Control-Non-Change in Control”.

Estimated Potential Payments upon Termination or Change in Control

The following table sets forth estimates of the benefits that our named executive officers would have received in the event of various termination and change in control events (assuming the termination and the change in control, as applicable, occurred on March 31, 2022). Dollar amounts are rounded to the nearest whole dollar.

name	continued base salary	pro—rated annual cash incentive	continued benefits (1)	equity acceleration (2)	total
Tarang Amin
Qualifying non—change in control termination	$950,000	$950,000	$53,122	—	$1,953,122
Termination due to death or disability	—	$950,000	—	—	$950,000
Change in control with equity assumption or substitution	—	—	—	$10,520,611	$10,520,611
Change in control without equity assumption or substitution	—	—	—	$10,520,611	$10,520,611
Qualifying change in control termination	$950,000	$950,000	$53,122	$10,520,611	$12,473,733
Mandy Fields
Qualifying non—change in control termination	$350,000	$350,000	$373	—	$700,373
Termination due to death or disability	—	$350,000	—	—	$350,000
Change in control with equity assumption or substitution	—	—	—	—	—
Change in control without equity assumption or substitution	—	—	—	$5,169,561	$5,169,561
Qualifying change in control termination	$350,000	$350,000	$373	$5,169,561	$5,869,934
Josh Franks
Qualifying non—change in control termination	$325,000	$260,000	$22,907	—	$607,907
Termination due to death or disability	—	$260,000	—	—	$260,000
Change in control with equity assumption or substitution	—	—	—	—	—
Change in control without equity assumption or substitution	—	—	—	$2,863,516	$2,863,516
Qualifying change in control termination	$325,000	$260,000	$22,907	$2,863,516	$3,471,423
Kory Marchisotto
Qualifying non—change in control termination	$325,000	$260,000	$23,924	—	$608,924
Termination due to death or disability	—	$260,000	—	—	$260,000

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name	continued base salary	pro—rated annual cash incentive	continued benefits (1)	equity acceleration (2)	total
Change in control with equity assumption or substitution	—	—	—	—	—
Change in control without equity assumption or substitution	—	—	—	$4,245,821	$4,245,821
Qualifying change in control termination	$325,000	$260,000	$23,924	$4,245,821	$4,854,745
Rich Baruch(3)
Qualifying non—change in control termination	$325,000	$260,000	$17,096	—	$602,096
Termination due to death or disability	—	$260,000	—	—	$260,000
Change in control with equity assumption or substitution	—	—	—	—	—
Change in control without equity assumption or substitution	—	—	—	$3,730,808	$3,730,808
Qualifying change in control termination	$325,000	$260,000	$17,096	$3,730,808	$4,332,904

(1)

Assumes that the named executive officer elected to receive COBRA premiums for himself or herself and his or her eligible dependents for the applicable post-termination period based on his or her benefit plan participation as of March 31, 2022. As of March 31, 2022, Ms. Fields was only enrolled in our vision health insurance plans and not enrolled in our medical health insurance plan.

(2)

Represents (i) for accelerated RSUs, PSAs, and time-vesting restricted stock awards, the market value of time-vesting restricted stock and PSAs and shares underlying RSUs as of March 31, 2022, based on the closing price of our common stock on that date of $25.83 per share (as reported on the NYSE) and (ii) for accelerated stock options, the positive spread, if any, between the closing price of our common stock on March 31, 2022 of $25.83 per share (as reported on the NYSE) and the applicable stock option exercise price. These amounts do not reflect the amount the named executive officer has actually realized or will realize from the equity awards upon the vesting thereof or the sale of the shares underlying such equity awards.

(3)	Mr. Baruch departed from the Company effective June 2, 2022. He did not receive any severance benefits in connection with his departure.

Chief Executive Officer Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer). The ratio is a reasonable estimate calculated in a manner consistent with SEC requirements. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below because companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own ratios.

For FY 2022:

•	the median of the annual total compensation of all employees (other than our Chief Executive Officer) was $123,656;

•	the annual total compensation of our Chief Executive Officer was $5,234,197; and

•

based on this information, for FY 2022, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of employees was approximately 42 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

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To identify the median of the annual total compensation of all our employees (and determine the “median employee”) (but not to calculate annual total compensation for purposed of the pay ratio), we used the following methodology and the material assumptions, adjustments, and estimates:

•

we selected March 31, 2022 (which is a date within the last three months of our last completed fiscal year) (the “median employee determination date”), as the date upon which we would identify the median employee.

•

as of the median employee determination date, our employee population consisted of 301 individuals (other than our Chief Executive Officer), including our employees located in the U.S. and international locations (including over 70 employees in China). All of these employees were included when identifying our “median employee”.

•	we used the following compensation measure based on payroll and equity plan records for all active employees as of the median employee determination date:

•

for permanent, full-time employees (other than hourly employees), we used (i) the employee’s annual base salary for FY 2022 on an annualized basis and as in effect on the median employee determination date, (ii) the employee’s target annual cash incentive amount for FY 2022 (assuming payout at 100% of target), and (iii) the grant date fair value of the employee’s equity awards awarded in FY 2022 (or committed in FY 2022 to award if the employee’s new hire date was after the last equity grant date in FY 2022); and

•	for hourly and/or temporary employees, we used (i) actual pay for FY 2022, (ii) any bonus paid in FY 2022, and (iii) the grant date fair value of any equity awards granted in FY 2022.

•	for employees who received compensation denominated in a foreign currency, we converted those amounts to U.S. dollars using the exchange rate as of the median employee determination date.

Our “median employee” (as determined using the methodology and the material assumptions, adjustments, and estimates described above) is an employee located in the U.S.

For purposes of calculating the pay ratio:

•

with respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for FY 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (i.e., on the same basis that we calculated the annual total compensation for our Chief Executive Officer as shown in the Summary Compensation Table); and

•	with respect to the annual total compensation for our Chief Executive Officer, we used the amount reported in the “Total” column for “2022” row in the Summary Compensation Table.

Compensation Committee Interlocks and Insider Participation

The individuals who served as members of the Compensation Committee during FY 2022 were Mr. Perry and Mr. Mitchell.

Each member of the Compensation Committee was determined by our Board to be independent under the applicable rules and regulations of the NYSE relating to compensation committee independence. During FY 2022, none of our executive officers served on the compensation committee (or its equivalent) or on the board of directors of another entity where one of our Compensation Committee members was an executive officer.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information, as of March 31, 2022, with respect to all of our equity compensation plans in effect as of March 31, 2022 (which consist of the 2014 Equity Incentive Plan, the 2016 Equity Incentive Award Plan (as amended), and the 2016 Employee Stock Purchase Plan). No warrants are outstanding under any of the foregoing plans. All of our equity compensation plans that were in effect as of March 31, 2022 were adopted with the approval of our stockholders.

plan category	number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		weighted-average exercise price of outstanding options, warrants and rights (b) (1)	number of securities remaining available for future issuance under equity compensation plans (c) (2)
Equity Compensation Plans Approved by Stockholders	4,104,111	(3)	$12.82	11,645,754	(4)(5)
Equity Compensation Plans Not Approved by Stockholders	—		—	—
TOTAL	4,104,111	(3)	$12.82	11,645,754	(4)(5)

(1)

The calculation of the weighted-average exercise price of the outstanding stock options and rights excludes the shares of common stock included in column (a) that are issuable upon the vesting of then-outstanding PSUs and RSUs because those types of equity awards have no exercise price.

(2)	Excludes securities reflected in column (a).
(3)

Consists of (i) 2,547,826 shares of common stock underlying outstanding options, (ii) 1,322,375 shares of common stock underlying outstanding RSUs, and (iii) 233,910 shares of common stock underlying outstanding PSUs (assuming target attainment of performance goals).

(4)

The 2016 Equity Incentive Award Plan (as amended) contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each calendar year ending in 2026, equal to the lesser of (i) 2% of the shares of stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of common stock as determined by our Board; provided, however, that no more than 22,627,878 shares of common stock may be issued upon the exercise of incentive stock options. The 2016 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each calendar year until 2026, equal to the lesser of (i) 1% of the shares of common stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of common stock as determined by our Board; provided, however, no more than 6,788,363 shares of common stock may be issued under the 2016 Employee Stock Purchase Plan, subject to certain adjustments.

(5)

Includes 3,834,628 shares that were available for future issuance as of March 31, 2022 under the 2016 Employee Stock Purchase Plan, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions. The 2016 Employee Stock Purchase Plan, however, has not been implemented.

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OUR STOCKHOLDERS

Beneficial Ownership of Common Stock

The following table shows certain information regarding the beneficial ownership of our common stock as of June 30, 2022 (except as otherwise noted below) by: (i) each nominee for director; (ii) each of our continuing directors; (iii) each of our named executive officers; (iv) all of our executive officers and directors as a group; and (v) all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that (i) shares subject to stock options currently exercisable or exercisable within 60 days of the measurement date (regardless of exercise price) and (ii) shares subject to RSUs vesting within 60 days of the measurement date are, in each case, deemed to be outstanding for computing the percentage ownership of the stockholder holding those stock options or RSUs but not for any other stockholder.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o e.l.f. Beauty, Inc., 570 10th Street, Oakland, CA 94607.

name of beneficial holder	total beneficial ownership (#)	total beneficial ownership (%) (1)
Greater than 5% stockholder:
BlackRock, Inc. (2)	7,219,446	13.8%
The Vanguard Group, Inc. (3)	5,352,464	10.2%
Tarang Amin (4)	3,353,905	6.3%
Champlain Investment Partners, LLC (5)	3,076,950	5.9%
Victory Capital Management Inc. (6)	2,670,190	5.1%
Named executive officers and directors:
Tarang Amin (4)	3,353,905	6.3%
Mandy Fields (7)	80,536	*
Josh Franks (8)	93,959	*
Kory Marchisotto (9)	154,760	*
Rich Baruch (10)	320,112	*
Tiffany Daniele (11)	1,253	*
Lori Keith (12)	13,344	*
Lauren Cooks Levitan (13)	74,406	*
Kenny Mitchell (14)	11,294	*
Kirk Perry (15)	85,017	*
Beth Pritchard (16)	22,953	*
Maureen Watson (17)	44,987	*
Richard Wolford (18)	88,210	*
Executive officers and directors as a group (14) (19)	4,442,175	8.2%

*	Represents ownership of less than 1% of the total outstanding shares of common stock.
(1)	Based on 52,424,282 shares of common stock outstanding as of the date indicated above.
(2)

Based on a Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of 7,219,446 shares of common stock, has sole voting power over 7,176,376 shares of common stock, has shared voting power of 0 shares of common stock, has sole dispositive power over 7,219,446 shares of common stock, and has shared dispositive power over 0 shares of common stock. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

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(3)

Based on a Schedule 13G/A filed with the SEC on January 10, 2022 by The Vanguard Group, Inc. (“Vanguard”). Vanguard is the beneficial owner of 5,352,464 shares of common stock, has sole voting power over 0 shares of common stock, has shared voting power of 90,966 shares of common stock, has sole dispositive power over 5,224,980 shares of common stock, and has shared dispositive power over 127,484 shares of common stock. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Consists of (i) 216,034 shares of common stock (including restricted stock awards) held by Mr. Amin, (ii) 1,228,125 stock options held by Mr. Amin that are exercisable within 60 days of the date indicated above, (iii) 0 RSUs held by Mr. Amin that will vest within 60 days of the date indicated above, and (iv) 1,909,746 shares of common stock held by various family trusts for which Mr. Amin and his wife serve as co-trustees and over which they each have sole investment and voting power.

(5)

Based on a Schedule 13G/A filed with the SEC on February 11, 2022 by Champlain Investment Partners, LLC (“Champlain”). Champlain is the beneficial owner of 3,076,950 shares of common stock, has sole voting power over 2,397,905 shares of common stock, has shared voting power of 0 shares of common stock, has sole dispositive power over 3,076,950 shares of common stock, and has shared dispositive power over 0 shares of common stock. Champlain’s address is 180 Battery St., Burlington, VT 05401.

(6)

Based on a Schedule 13G/A filed with the SEC on February 2, 2022 by Victory Capital Management Inc. (“Victory”). Victory is the beneficial owner of 2,670,190 shares of common stock, has sole voting power over 2,670,190 shares of common stock, has shared voting power of 0 shares of common stock, has sole dispositive power over 2,670,190 shares of common stock, and has shared dispositive power over 0 shares of common stock. Victory’s address is 4900 Tiedeman Rd., 4th Floor, Brooklyn, OH 44144.

(7)

Consists of (i) 59,596 shares of common stock (including restricted stock awards) held by Ms. Fields, (ii) 20,940 stock options held by Ms. Fields that are exercisable within 60 days of the date indicated above and (iii) 0 RSUs held by Ms. Fields that will vest within 60 days of the date indicated above.

(8)

Consists of (i) 64,559 shares of common stock (including restricted stock awards) held by Mr. Franks, (ii) 29,400 stock options held by Mr. Franks that are exercisable within 60 days of the date indicated above and (iii) 0 RSUs held by Mr. Franks that will vest within 60 days of the date indicated above.

(9)

Consists of (i) 97,210 shares of common stock (including restricted stock awards) held by Ms. Marchisotto, (ii) 57,550 stock options held by Ms. Marchisotto that are exercisable within 60 days of the date indicated above and (iii) 0 RSUs held by Ms. Marchisotto that will vest within 60 days of the date indicated above.

(10)

Consists of (i) 90,406 shares of common stock held by Mr. Baruch, (ii) 229,706 stock options held by Mr. Baruch that are exercisable within 60 days of the date indicated above and (iii) 0 RSUs held by Mr. Baruch that will vest within 60 days of the date indicated above.

(11)

Consists of (i) 0 shares of common stock held by Ms. Daniele, (ii) 0 stock options held by Ms. Daniele that are exercisable within 60 days of the date indicated above, and (iii) 1,253 RSUs held by Ms. Daniele that will vest within 60 days of the date indicated above.

(12)

Consists of (i) 8,682 shares of common stock held by Ms. Keith, (ii) 0 stock options held by Ms. Keith that are exercisable within 60 days of the date indicated above, and (iii) 4,662 RSUs held by Ms. Keith that will vest within 60 days of the date indicated above.

(13)

Consists of (i) 35,244 shares of common stock held by Ms. Cooks Levitan, (ii) 34,500 stock options held by Ms. Cooks Levitan that are exercisable within 60 days of the date indicated above, and (iii) 4,662 RSUs held by Ms. Cooks Levitan that will vest within 60 days of the date indicated above.

(14)

Consists of (i) 4,967 shares of common stock held by Mr. Mitchell, (ii) 0 stock options held by Mr. Mitchell that are exercisable within 60 days of the date indicated above, and (iii) 6,327 RSUs held by Mr. Mitchell that will vest within 60 days of the date indicated above.

(15)

Consists of (i) 44,024 shares of common stock held by Mr. Perry, (ii) 34,500 stock options held by Mr. Perry that are exercisable within 60 days of the date indicated above, and (iii) 6,493 RSUs held by Mr. Perry that will vest within 60 days of the date indicated above.

(16)

Consists of (i) 18,291 shares of common stock held by Ms. Pritchard, (ii) 0 stock options held by Ms. Pritchard that are exercisable within 60 days of the date indicated above, and (iii) 4,662 RSUs held by Ms. Pritchard that will vest within 60 days of the date indicated above.

(17)

Consists of (i) 4,227 shares of common stock held by Ms. Watson, (ii) 34,500 stock options held by Ms. Watson that are exercisable within 60 days of the date indicated above, and (iii) 6,260 RSUs held by Ms. Watson that will vest within 60 days of the date indicated above.

(18)

Consists of (i) 47,050 shares of common stock held by Mr. Wolford, (ii) 34,500 stock options held by Mr. Wolford that are exercisable within 60 days of the date indicated above, and (iii) 6,660 RSUs held by Mr. Wolford that will vest within 60 days of the date indicated above.

(19)

Consists of (i) 2,612,761 shares of common stock (including restricted stock awards held by our executive officers), (ii) 1,788,435 stock options that are exercisable within 60 days of the date indicated above, and (iii) 40,979 RSUs that will vest within 60 days of the date indicated above.

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Stockholder Engagement

We are committed to acting in the best interests of our stockholders and view ongoing dialogue with stockholders as a critical component of our corporate governance program. Members of management and our Board actively engage with our stockholders through in-person and telephonic meetings throughout the year in order to fully understand their viewpoints concerning our company, to garner feedback on areas for improvement, and to help our stockholders better understand our performance and long-term strategic plan.

Management provides our Board with regular updates regarding its stockholder outreach efforts as well as feedback received from stockholders, which helps to influence our policies and practices. We believe our regular engagement with stockholders fosters an open exchange of ideas and perspectives for both e.l.f. Beauty and its stockholders.

During FY 2022, we actively engaged with approximately 70% of our top 20 stockholders who collectively hold approximately 50% of our outstanding common stock in order to understand their viewpoints concerning a number of topics, including topics relating to our strategic direction (such as our key strategic imperatives), opportunities for growth, capital allocation strategies, executive compensation programs and policies, and corporate governance profile and policies. See under the heading “Executive Compensation-Compensation Discussion and Analysis-Executive Summary—The Compensation Committee’s Continued Engagement with Stockholders” for information regarding the Compensation Committee’s outreach to obtain our stockholders’ insights on our executive compensation program.

Stockholders may communicate with our Board as set forth under the heading “Our Board of Directors-How You can Communicate with our Board” or may otherwise communicate with us by contacting our investor relations department at:

e.l.f. Beauty, Inc.

ATTN: Investor Relations

570 10th Street

Oakland, California 94607

ir@elfbeauty.com

Stockholder Proposals

In the event that a stockholder desires to have a proposal considered for presentation at the 2023 annual meeting of stockholders and included in our proxy statement and form of proxy used in connection with the 2023 annual meeting of stockholders, the proposal must be forwarded in writing to our Corporate Secretary and it must comply with the requirements of SEC Rule 14a-8.

Under SEC Rule 14a-8, stockholder proposals must be received not less than 120 calendar days prior to the one-year anniversary of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting, which for the 2023 annual meeting of stockholders will be March 15, 2023.

If a stockholder, rather than including a proposal in our proxy statement as discussed above, commences his or her own proxy solicitation for the 2023 annual meeting of stockholders or proposes business for consideration at the 2023 annual meeting of stockholders, we must receive notice of the proposal between April 27, 2023 and May 27, 2023. However, if we hold the 2023 annual meeting of stockholders more than 30 days before, or more than 60 days after, August 25, 2023 (the one-year anniversary of the 2022 annual meeting), we must receive notice of the proposal no later than the 90th day prior to the date of the 2023 annual meeting of stockholders or, if later, the 10th day following the day

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we first publicly disclose the date of the 2023 annual meeting of stockholders. Any such proposal must comply with the requirements of our bylaws, which contain additional requirements about advance notice of stockholder proposals.

Proposals and notices should be submitted in writing to:

e.l.f. Beauty, Inc.

ATTN: Corporate Secretary

570 10th Street

Oakland, California 94607

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AUDIT MATTERS

Proposal 3:	Ratification of the Appointment of Independent Registered Public Accounting Firm
FOR

Our Board unanimously recommends a vote “FOR” the appointment of Deloitte as our independent registered public accounting firm for FY 2023.

Our Board, based on the Audit Committee’s assessment of Deloitte’s qualifications and performance, believes the appointment of Deloitte for FY 2023 is in the best interests of our stockholders.

What am I voting on?

Stockholders are being asked to ratify the appointment of Deloitte by the Audit Committee as e.l.f. Beauty’s independent registered public accounting firm for FY 2023.

In making its selection, the Audit Committee annually reviews Deloitte’s independence, periodically considers whether to rotate the independent registered public accounting firm and considers the advisability and potential impact of selecting a different independent registered accounting firm. Additionally, the Audit Committee monitors the rotation of the partners assigned to our audit engagement team in accordance with applicable laws and rules.

Representatives of Deloitte are expected to attend the 2022 annual meeting. They will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, our Board is submitting the selection of Deloitte as our independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice.

If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its sole discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of e.l.f. Beauty and its stockholders.

What is the Required Vote?

The appointment will be ratified if a majority of votes cast (meaning the number of shares voted “For” must exceed the number of shares voted “Against” in order for this proposal to be approved). Abstentions and broker non-votes are not considered votes cast for this proposal and will have no effect on the vote for this proposal.

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Audit Fees and Services

The following table shows the aggregate fees billed to us by Deloitte, our independent registered public accounting firm, for FY 2022 and FY 2021. All fees described were pre-approved by the Audit Committee.

type of fees	FY 2022	FY 2021
Audit Fees (1)	$1,392,250	$1,559,500
Audit-Related Fees	—	—
Tax Fees (2)	$26,250	$20,413
All Other Fees (3)	$425,000	—
Total	$1,843,500	$1,579,913

(1)	Includes fees related to financial statement audit, quarterly reviews, and China statutory audit.
(2)	Includes fees related to general tax consulting, transfer pricing, and uniform capitalization services.
(3)	Includes fees related to M&A due diligence services.

Pre-Approval Policy

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. Actual amounts billed, to the extent in excess of any estimated amounts, are periodically reviewed and approved by the Audit Committee.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte is compatible with maintaining the principal accountant’s independence.

Audit Committee Report

The Audit Committee is comprised of independent directors as required by the listing standards of the NYSE and the SEC rules. At the time of approval of this report, the members of the Audit Committee were Ms. Lauren Cooks Levitan, Ms. Richelle Parham and Mr. Richard Wolford. The Audit Committee operates pursuant to a written charter adopted by the Board.

The role of the Audit Committee is to oversee e.l.f. Beauty’s financial reporting process on behalf of the Board. Management of e.l.f. Beauty has the primary responsibility for e.l.f. Beauty’s financial statements as well as e.l.f. Beauty’s financial reporting process and principles, internal controls, and disclosure controls. The independent auditors are responsible for performing an audit of e.l.f. Beauty’s financial statements and the effectiveness of e.l.f. Beauty’s internal controls over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (the “PCAOB”).

In this context, the Audit Committee has reviewed and discussed the audited financial statements of e.l.f. Beauty as of and for the fiscal year ended March 31, 2022 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the PCAOB.

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In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB and the SEC relating to auditor independence communications, as currently in effect, and it has discussed with the auditors their independence from e.l.f. Beauty. The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to e.l.f. Beauty is compatible with maintaining the auditor’s independence.

Based on the reports and discussions above, the Audit Committee recommended to the Board that the audited financial statements be included in e.l.f. Beauty’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

AUDIT COMMITTEE

Richard Wolford, Chair

Lauren Cooks Levitan

The report of the Audit Committee will not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that e.l.f. Beauty specifically incorporates it by reference into that filing.

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ADDITIONAL INFORMATION

Important Information Regarding the Virtual Meeting

The 2022 annual meeting will only be conducted virtually online. There is no physical location for the 2022 annual meeting.

To access the 2022 annual meeting, please visit meetnow.global/M9M72JX on August 25, 2022.

Stockholders of record as of July 6, 2022 and beneficial owners of our common stock as of July 6, 2022 may attend, participate in, and vote by online ballot at, the 2022 annual meeting. Instructions for registering for, and participating in, the 2022 annual meeting are detailed below. Guests and other stockholders may attend the 2022 annual meeting by visiting the virtual meeting website and joining as a guest, however, may not have the opportunity to ask questions at the 2022 annual meeting.

Stockholders of Record

You are a stockholder of record if your shares were registered directly in your name with the transfer agent for our common stock, Computershare, Inc. (“Computershare”), as of July 6, 2022. Stockholders of record as of July 6, 2022 do not need to register to participate in or vote by online ballot at the 2022 annual meeting. Your individual control number, which you will need to participate in or vote by online ballot at the virtual meeting, is included on your proxy card or Notice of Internet Availability of Proxy Materials.

Beneficial Owners

If your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, trustee, or nominee (generally referred to in this proxy statement as a “broker”), as of July 6, 2022, then you are the beneficial owner of shares held in “street name”.

Beneficial owners as of July 6, 2022 must register in advance (and obtain an individual control number) if they wish to participate in or vote by online ballot at the 2022 annual meeting.

To register for the 2022 annual meeting and receive your individual control number, you must first obtain a “legal proxy” from your broker-follow the instructions included in the voting instruction form or contact your broker to request a legal proxy. The voting instruction form you received in connection with the 2022 annual meeting is not a legal proxy. Please note requesting a legal proxy from your broker will revoke any vote by proxy you might have previously executed, and your shares will only be represented with respect to the proposals if you vote by online ballot at the 2022 annual meeting.

You must submit your legal proxy showing your ownership of our common stock as of July 6, 2022, and your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than August 23, 2022. You will receive a confirmation of your registration by email after Computershare receives your registration information.

Requests for registration for the 2022 annual meeting should be directed to Computershare as follows:

•

By email. Forward the email from your broker (or attach an image of your legal proxy showing your ownership of our common stock as of July 6, 2022) to legalproxy@computershare.com. Please include your name and email address as well.

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•	By mail. Send a copy of your legal proxy showing your ownership of our common stock as of July 6, 2022 and your name and email address to:

Computershare

e.l.f. Beauty Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Other Business for Consideration

Our Board does not presently intend to bring any business other than the proposals listed in the Notice of Annual Meeting of Stockholders and this proxy statement before the 2022 annual meeting, and does not know of any other business to be brought before the 2022 annual meeting except as listed in the Notice of Annual Meeting of Stockholders and this proxy statement. If any additional business may properly come before the 2022 annual meeting, each person named as a proxy holder in the proxy card will vote on any such business in accordance with his or her best judgment.

No Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we refer you to information previously filed with the SEC that should be considered as part of the particular filing. As provided under SEC rules, the Audit Committee Report and the Compensation Committee Report contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC, are not deemed to be “soliciting material”, and are not deemed “filed” with the SEC, except to the extent that we specifically incorporate any such material by reference into that other filing.

In addition, we have included certain website addresses in this proxy statement. Those website addresses are intended to provide inactive, textual references only and the information on those websites is not part of this proxy statement.

Annual Report

We encourage our stockholders to read our annual report for FY 2022 (the “2022 Annual Report”) for information regarding our performance in FY 2022. Our 2022 Annual Report has been made available to our stockholders at www.edocumentview.com/ELF and posted on our investor relations website at investor.elfbeauty.com/stock-and-financial/latest-annual-report-and-proxy-statement.

We will provide, without charge, a copy of our 2022 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits) upon the written request of any stockholder. Requests for our 2022 Annual Report can be made by writing to our investor relations department at:

e.l.f. Beauty, Inc.

ATTN: Investor Relations

570 10th Street

Oakland, California 94607

ir@elfbeauty.com

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Expenses of Solicitation

The proxy is solicited on behalf of our Board, and we are paying for the cost of the proxy solicitation process. Proxies may be solicited by mail, the Internet, telephone, personal contact, email, other electronic channels of communication, or otherwise, and may also be solicited by directors, officers and employees. No additional compensation will be paid to our directors, officers or other employees for soliciting proxies.

We also will request brokers and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice.

Stockholders Sharing the Same Address

Due to the small number of stockholders of record and cost to implement, we no longer provide “householding” of our proxy materials. Every stockholder of record, regardless of whether that stockholder of record has the same address and last name of another stockholder of record, will receive a Notice of Internet Availability of Proxy Materials or, if requested, one copy of our proxy materials.

If you are a beneficial owner of shares, and you share an address with other beneficial owners, your broker is permitted to deliver a single copy of our proxy materials to your address, unless you otherwise request separate copies from your broker.

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s current expectations, estimates, forecasts, projections, beliefs and assumptions and are not guarantees of future performance. Although we believe that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the risks and uncertainties that are described in our 2022 Annual Report, as updated from time to time in our SEC filings. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Note Regarding Non-GAAP Financial Measures

This proxy statement includes references to non-GAAP measures, including Adjusted Net Income and Adjusted EBITDA. We present these non-GAAP measures because our management uses them as supplemental measures in assessing our operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating our performance. The non-GAAP measures included in this proxy statement are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP. Our definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

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Adjusted net income excludes costs or gains related to restructuring of operations, stock-based compensation, loss on extinguishment of debt, other non-cash and non-recurring costs, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop our brand, Keys Soulcare, acquisition-related costs for Well People, and costs related to the automation of certain warehouse and distribution activities.

Adjusted EBITDA excludes costs or gains related to restructuring of operations, stock-based compensation, loss on extinguishment of debt and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses and other legal settlements, pre-launch costs to develop our brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, costs related to the automation of certain warehouse and distribution activities, and amortization of internal-use software costs related to cloud applications.

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QUESTIONS AND ANSWERS

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

Under SEC rules, we have elected to provide access to our proxy materials over the Internet.

On or about July 13, 2022, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record as of July 6, 2022 directing stockholders to a website where they can access the proxy materials and view instructions on how to vote their shares via the Internet.

If you received the Notice of Internet Availability of Proxy Materials only and would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice of Internet Availability of Proxy Materials to request that a paper copy be mailed to you. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of the 2022 annual meeting.

What are the proxy materials for?

These proxy materials are being made available to you in connection with the solicitation of proxies by our Board for the 2022 annual meeting to be held virtually on August 25, 2022 at 8:30 a.m. Pacific time.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one set of proxy materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in each Notice of Internet Availability of Proxy

Materials or each set of proxy materials to ensure that all of your shares are voted.

How can I access the proxy materials over the Internet?

The proxy materials are available at www.edocumentview.com/ELF.

What information is contained in the proxy materials?

The information included in this proxy statement relates to the election of directors and other proposals to be voted upon at the 2022 annual meeting, the voting process, the compensation of directors and our named executive officers, and certain other required information. The proxy materials also include our 2022 Annual Report.

Is there a physical location for the 2022 annual meeting?

No. The 2022 annual meeting will only be held virtually online. To access the 2022 annual meeting, please visit meetnow.global/M9M72JX on August  25, 2022.

Please see under the heading “Additional Information-Important Information Regarding the Virtual Meeting ” for additional information on how to register and attend the 2022 annual meeting.

Who may attend the 2022 annual meeting?

All stockholders of record as of July 6, 2022, beneficial owners of shares as of July 6, 2022, holders of valid proxies for those stockholders, and other persons invited by us may attend the 2022 annual meeting.

You are a stockholder of record if your shares were registered directly in your name with the transfer agent for our common stock, Computershare, as of July 6, 2022.

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If your shares were held not in your name, but rather in an account at a broker, as of July 6, 2022, then you are the beneficial owner of shares held in “street name” and the broker holding your account is considered to be the stockholder of record for purposes of voting at the 2022 annual meeting.

Please see under the heading “Additional Information-Important Information Regarding the Virtual Meeting” for information on how to register and attend the 2022 annual meeting.

What proposals are being voted on at the 2022 annual meeting?

•	There are three proposals to be voted on at the 2022 annual meeting:

•	the election of four Class III directors (Proposal 1);

•	the approval, on an advisory basis, of the compensation for our named executive officers (Proposal 2); and

•	the ratification of the appointment of Deloitte as our independent registered public accounting firm for FY 2023 (Proposal 3).

What if another matter (other than the proposals listed in this proxy statement) is properly brought before the 2022 annual meeting?

Our Board knows of no other matters that will be presented for consideration at the 2022 annual meeting. If any other matters are properly brought before the 2022 annual meeting or any postponement or adjournment thereof, it is the intention of each person named as a proxy holder in the proxy card to vote on those matters in accordance with his or her best judgment.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, our Board may reduce the number of directors on our Board or it may name a substitute nominee. If a substitute is named, shares represented by properly executed proxies may be voted for the substitute nominee.

How does the Board recommend I vote?

Our Board unanimously recommends that you vote your shares as follows:

•	“FOR” all of the Class III director nominees named in this proxy statement and listed on the proxy card or voting instruction form (Proposal 1);

•	“FOR” the approval, on an advisory basis, of the compensation for our named executive officers (Proposal 2); and

•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for FY 2023 (Proposal 3).

Does my vote matter?

YES, YOUR VOTE IS IMPORTANT.

We are required to obtain stockholder approval for the election of Class III directors and other important matters. Each share of common stock is entitled to one vote and every share voted has the same weight. In order for e.l.f. Beauty to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote at the meeting) must be represented at the 2022 annual meeting in person or by proxy.

If a quorum is not obtained, e.l.f. Beauty must postpone the 2022 annual meeting and solicit additional proxies. This is an expensive and time-consuming process.

Voting by proxy is important for us to obtain a quorum, hold the meeting, and complete the stockholder vote.

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How do I vote?

You may vote your shares by proxy through the Internet, by proxy by telephone, or by proxy by mail as indicated on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. You may also vote using the online ballot at the 2022 annual meeting. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the 2022 annual meeting, and not revoked or superseded, will be voted at the 2022 annual meeting in accordance with the instructions indicated on those proxies.

Whether or not you plan to attend the 2022 annual meeting, we urge you to vote by proxy through the Internet, by proxy by telephone, or using a proxy card or voting instruction form to ensure your vote is counted. You may still attend the 2022 annual meeting and vote by ballot even if you have already voted by proxy.

Voting procedures based on how your shares are held are described below.

Stockholders of record

•	To vote by proxy through the Internet, go to www.envisionreports.com/ELF. You will be asked to provide your individual control number.

•	To vote by proxy by telephone, call 1-800-652-VOTE (8683) within the United States, U.S. territories, and Canada.

•	To vote by mail, please request a full set of proxy materials (if you do not already have a full set) and then simply complete, sign, and date the enclosed proxy card and return it promptly in the postage-paid envelope. If we receive your properly executed proxy card before the 2022 annual meeting, we will vote your shares as directed by your proxy card.

•	To vote by online ballot at the 2022 annual meeting, attend the 2022 annual meeting and vote your shares using the online ballot on the virtual meeting website.

Beneficial owners of shares

•	You should have received a voting instruction form containing voting instructions from your broker rather than from us. Follow the detailed instructions in the voting instruction form to ensure that your vote is counted.

•	You may also vote by proxy though the Internet or by proxy by telephone as instructed by your broker.

•	If you wish to vote by online ballot at the 2022 annual meeting, you must obtain a “legal proxy” from your broker to vote. Follow the instructions included with the voting instruction form or contact your broker to request a “legal proxy”. The voting instruction form you received in connection with the 2022 annual meeting is not a legal proxy. Please note requesting a legal proxy from your broker will revoke any vote by proxy you might have previously executed, and your shares will only be represented with respect to the proposals if you vote by online ballot at the 2022 annual meeting.

Please see under the heading “Additional Information-Important Information Regarding the Virtual Meeting” for information on how to register and attend the 2022 annual meeting.

When is the record date for the 2022 annual meeting?

July 6, 2022.

How many votes do I have?

On each matter to be voted upon, each holder of shares of common stock is entitled to one vote for each share of common stock held as of July 6, 2022.

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Who is entitled to vote?

Stockholders as July 6, 2022 are entitled to vote on all items properly presented at our 2022 annual meeting. On July 6, 2022, 52,424,282 shares of our common stock were issued and outstanding and entitled to vote. Every stockholder is entitled to one vote for each share of common stock held on July 6, 2022.

Who can vote by online ballot at the 2022 annual meeting?

Stockholders of record as of July 6, 2022 may vote by online ballot at the 2022 annual meeting.

If you held your shares through a broker, you may not vote your shares by online ballot at the 2022 annual meeting unless you provide a legal proxy from your broker.

Follow the instructions included with the voting instruction form or contact your broker to request a legal proxy. The voting instruction form you received in connection with the 2022 annual meeting is not a legal proxy. Please note requesting a legal proxy from your broker will revoke any vote by proxy you might have previously executed, and your shares will only be represented with respect to the proposals if you vote by online ballot at the 2022 annual meeting.

Whether or not you plan to attend the 2022 annual meeting, we urge you to vote by proxy through the Internet, vote by proxy by telephone, or sign, date, and return a proxy card or voting instruction form to ensure your vote is counted.

How many votes are needed to approve the proposals?

Election of Class III directors. Director nominees will be elected by the vote of a plurality of the votes cast at the 2022 annual meeting. A plurality voting standard means that the four nominees receiving the most “For” votes will be elected. “Withhold” votes and broker non-votes are not considered votes cast for this purpose and will have no effect on the election of the nominees.

Advisory vote on compensation for our named executive officers. This proposal will be decided by a majority of the votes cast. This means that the number of shares voted “For” must exceed the number of shares voted “Against” in order for this proposal to be approved. Abstentions and broker non-votes are not considered votes cast for this purpose and will have no effect on the vote for this proposal.

Ratification of appointment of Deloitte as our independent registered public accounting firm. This proposal will be decided by a majority of the votes cast. This means that the number of shares voted “For” must exceed the number of shares voted “Against” in order for this proposal to be approved. Abstentions and broker non-votes are not considered votes cast for this purpose and will have no effect on the vote for this proposal.

Who counts the votes?

Computershare, our transfer agent, has been engaged as our independent agent to tabulate stockholder votes and appointed as the inspector of election.

What are “broker non-votes”?

If you are a beneficial owner of shares and your shares are held by your broker and you do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”

Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business.

A broker is entitled to vote shares held by a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

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The proposals to be voted on at the 2022 annual meeting are classified as follows:

proposal		classification
1.	Election of Class III directors	non-routine
2.	Advisory vote on compensation for our named executive officers	non-routine
3.	Ratification of appointment of Deloitte as our independent registered public accounting firm	routine

If you hold your shares beneficially through a broker, it is critical that you cast your vote if you want it to count for the “non-routine” proposals. If you hold your shares beneficially through a broker and you do not instruct your broker how to vote for the “non-routine” proposals, no votes will be cast on your behalf for those proposals. Follow the detailed instructions in the enclosed voting instruction form to ensure that your vote is counted.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted:

•	“FOR” all the nominees listed on the proxy card as Class III directors;

•	“FOR” the approval, on an advisory basis, of the compensation for our named executive officers; and

•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for FY 2023.

Can I change my vote or revoke my proxy after submitting my proxy?

Yes. You can revoke your proxy at any time before it is exercised at the 2022 annual meeting.

If you are a stockholder of record, you may revoke your proxy before it is exercised at the 2022 annual meeting in any one of the following ways:

•	you may grant a subsequent proxy through the Internet;
•	you may grant a subsequent proxy by telephone;

•	you may mail another properly completed proxy card with a later date;

•	you may attend the 2022 annual meeting and vote by online ballot. Simply attending the 2022 annual meeting will not, by itself, revoke your proxy; or

•	you may send a timely written notice that you are revoking your proxy to:

e.l.f. Beauty, Inc.

ATTN: Corporate Secretary

570 10th Street

Oakland, California 94607

Only the latest dated validly executed proxy that you submit (either by mail, phone, or the Internet) will be counted.

If you are a beneficial owner of shares and your shares are held by your broker, you should follow the instructions provided by your broker if you wish to change your vote or revoke your proxy.

What is a quorum and what constitutes a quorum?

A “quorum” is the number of shares that must be present, in person or by proxy, in order for business to be conducted at the 2022 annual meeting. The required quorum for the 2022 annual meeting is the presence in person or by proxy of the holders of a majority in voting power of the stock issued and outstanding as of the record date and entitled to vote at the 2022 annual meeting.

As there were 52,424,282 shares of our common stock issued, outstanding and entitled to vote as of July 6, 2022, the record date, a quorum will be present for the 2022 annual meeting if an aggregate of at least 26,212,142 shares are present in person or by proxy at the 2022 annual meeting. If there is no quorum, either the chairperson of the 2022 annual meeting or a majority in voting power of the stockholders entitled to vote at the 2022 annual meeting,

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present in person or represented by proxy, may adjourn the 2022 annual meeting to another time or place.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote at the 2022 annual meeting. If you hold your shares beneficially through a broker, your shares will be counted towards the quorum if your broker submits a proxy for your shares at the 2022 annual meeting, even if that proxy results in a broker non-vote due to the absence of voting instructions from you.

“Withhold” votes, abstentions, and broker non-votes, if any, will be counted for the purpose of determining the presence or absence of a quorum.

How can I find out the results of the voting at the 2022 annual meeting?

We will publish preliminary voting results in a Current Report on Form 8-K within four business days following the 2022 annual meeting and publish final results in a Current Report on Form 8-K as soon as practicable following final certification by the inspector of election.

Will Deloitte be present at the 2022 annual meeting?

Representatives of Deloitte, our independent registered public accounting firm for FY 2022, are expected to be present at the 2022 annual meeting and will have the opportunity to make statements, if they so desire, and to respond to appropriate questions.

When are stockholder proposals or director nominations due for the 2023 annual meeting of stockholders?

If a stockholder wishes to have a proposal considered for presentation at the 2023 annual meeting of stockholders and included in our proxy statement and form of proxy used in connection with the 2023 annual meeting of stockholders, the proposal must be forwarded in writing to our Corporate Secretary, must comply with the requirements of SEC Rule 14a-8, and must be received by March 15, 2023.

If a stockholder, rather than including a proposal in our proxy statement as discussed above, commences his or her own proxy solicitation for the 2023 annual meeting of stockholders (including nominating individuals for election to our Board) or proposes business for consideration at the 2023 annual meeting of stockholders, we must receive notice of the proposal between April 27, 2023 and May 27, 2023. However, if we hold the 2023 annual meeting of stockholders more than 30 days before, or more than 60 days after, August 25, 2023, we must receive notice of the proposal no later than the 90th day prior to the date of the 2023 annual meeting of stockholders or, if later, the 10th day following the day we first publicly disclose the date of the 2023 annual meeting of stockholders. Any such proposal must comply with the requirements of our bylaws, which contain additional requirements about advance notice of stockholder proposals.

Proposals and notices should be submitted in writing to:

e.l.f. Beauty, Inc.

ATTN: Corporate Secretary

570 10th Street

Oakland, California 94607

What if my question isn’t listed here?

If your question wasn’t listed here, please contact our investor relations department at:

e.l.f. Beauty, Inc.

ATTN: Investor Relations

570 10th Street

Oakland, California 94607

ir@elfbeauty.com

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ANNEX A

GAAP TO NON-GAAP RECONCILIATION TABLES

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA (unaudited) (in thousands)

	FY 2022	FY 2021
Net income	$21,770	$6,232
Interest expense, net	$2,441	$4,090
Income (benefit) tax provision	$3,661	$(2,542)
Depreciation and amortization	$22,403	$21,078
EBITDA	$50,275	$28,858
Restructuring expense (1)	$50	$2,641
Stock-based compensation	$19,646	$19,682
Loss on extinguishment of debt (2)	$460	$—
Other non-cash and non-recurring (3)	$4,256	$9,897
Adjusted EBITDA	$74,687	$61,078

(1)

Restructuring expense during the year ended March 31, 2022 relates to the closure of our manufacturing plant, including impairment of assets, the disposal of excess inventory on hand at the plant, the termination of manufacturing plant employees and sub lease income.

(2)	Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(3)

Represents various non-cash or non-recurring items, including proxy contest expenses and other legal settlements, pre-launch costs to develop our brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, costs related to the automation of certain warehouse and distribution activities, and amortization of internal-use software costs related to cloud applications.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income (unaudited) (in thousands)

	FY 2022	FY 2021
Net income	$21,770	$6,232
Restructuring expense (1)	$50	$2,641
Stock-based compensation	$19,646	$19,682
Other non-cash and non-recurring (2)	$2,765	$9,544
Loss on extinguishment of debt (3)	$460	$—
Amortization of acquired intangible assets (4)	$8,123	$8,123
Tax impact (5)	$(7,596)	$(9,434)
Adjusted net income	$45,218	$36,788

(1)

Restructuring expense during the year ended March 31, 2022 relates to the closure of our manufacturing plant, including impairment of assets, the disposal of excess inventory on hand at the plant, the termination of manufacturing plant employees and sub lease income.

(2)

Represents various non-cash or non-recurring items, including proxy contest expenses and other legal settlements, pre-launch costs to develop our brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, costs related to the automation of certain warehouse and distribution activities, and amortization of internal-use software costs related to cloud applications.

(3)	Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(4)	Represents amortization expense of acquired intangible assets consisting of customer relationships, trademarks and favorable leases.
(5)	Represents the tax impact of the above adjustments.

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E.L.F. BEAUTY

We build brands designed to disrupt industry norms, shape culture and connect communities through positivity, inclusivity and accessibility. Our products are **clean, cruelty-free and offer unparalleled quality for price.**

e.l.f. eyes.lips.face. e.l.f. SKIN W3LL PEOPLE KEYS SOULCARE

C123456789
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
000004
ENDORSEMENT_LINE______________ SACKPACK_____________
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Online
Go to www.envisionreports.com/ELF or scan the QR code — login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ELF
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
2022 Annual Meeting Proxy Card 1234 5678 9012 345
qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. To elect four Class III directors, each to serve for three years. +
01—Tarang Amin 02—Tiffany Daniele 03—Lori Keith
04—Beth Pritchard
Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees
01 02 03 04 For All EXCEPT—To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.
For Against Abstain For Against Abstain
2. To approve, on an advisory basis, the compensation of the 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s named executive officers. Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023
Note: The proxies are authorized to vote in their discretion upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C 1234567890                J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
1UPX 546992 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +
03NWBB

The 2022 Annual Meeting of Stockholders of e.l.f. Beauty, Inc. will be held on
Thursday, August 25, 2022 at 8:30 A.M., Pacific time, virtually via the internet at meetnow.global/M9M72JX.
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/ELF
Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ELF
qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
Proxy — e.l.f. Beauty, Inc. + 2022 Annual Meeting of Stockholders — August 25, 2022 at 8:30 a.m.
Proxy Solicited by Board of Directors
The stockholder(s) hereby appoint(s) Tarang Amin, Mandy Fields, and Scott Milsten, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of e.l.f. Beauty, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Pacific time, on August 25, 2022, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
C Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below.